UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Express, Inc.
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Notice of

2018

Annual Meeting

of Stockholders

Columbus, Ohio

May 3, 2018

LETTER TO OUR STOCKHOLDERS

FROM THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

We remain steadfast in our commitment to maximizing long-term value for our stockholders and acknowledge the critical role that corporate governance plays in carrying out our commitment to you.

I want to highlight a few corporate governance items that we are focused on.

Strategy and Performance. The Company is in the midst of executing its multi-year transformational strategy to position Express for long-term success as an omni-channel retailer. While 2017 financial performance fell short of expectations, the Company made significant progress against its strategic initiatives, which will serve as the foundation for value creation over the long-term. We saw these initiatives start to yield results as business performance began to improve as the year progressed. The Company’s e-commerce business continues to be a strength with growth of 22% on a comparable sales basis and record sales of over $500 million in 2017. E-commerce sales accounted for 24% of the Company’s total sales in 2017, up from 19% in 2016. The Company remains in a very strong financial position, generating significant cash flow and ending the 2017 fiscal year with more than $235 million in cash and no debt financing. As we look ahead, we are confident that continued execution of the strategy will lead to improved financial performance, continued strong cash flow generation, and in turn, increased value for our stockholders.

Capital Allocation. The Board, together with the management team, regularly evaluates the Company’s capital use strategy. Given the Company’s ability to generate strong cash flow, in November 2017 we approved a capital return plan for our stockholders in the form of a $150 million share repurchase program. In 2017, Express repurchased approximately 2.1 million shares of its common stock for $17.3 million. Subsequent to year end through April 4, 2018, Express used an additional $13.5 million to repurchase approximately 1.9 million shares of common stock. We remain committed to deploying capital in ways that will generate long-term value for our stockholders.

Board Composition. We understand the importance of having the right combination of skills and experience on the Board to oversee the Company as it carries out its strategy to transform and position itself for success in the ever-changing retail environment in which we operate. Our directors have deep and diverse experience in areas that are core to our growth strategy. We believe that Board refreshment can enhance a Board’s effectiveness. Our directors on average have a tenure of approximately 5 years on the Board. We are currently engaged in a formal search to add a new director with skills and experience that will strengthen the Board’s ability to oversee the Company as it carries out its growth strategy.

Executive Compensation. The overall design and target pay opportunity for Mr. Kornberg in 2017 was the same as it was in 2016.  We believe that Mr. Kornberg’s target pay opportunity should be competitive with the market and that actual compensation should align with Company performance. We achieve this through a pay-for-performance compensation design that includes rigorous performance targets. Accordingly, Mr. Kornberg’s actual compensation in 2017 was significantly less than target. Mr. Kornberg’s target pay opportunity will remain the same in 2018.

Stockholder Engagement. As part of our stockholder engagement process, we reached out to stockholders representing over a majority of our outstanding common stock this past year. We highly value our conversations with stockholders and as a Board, discuss and take into consideration feedback shared. The Board’s decision to approve a capital return program for our stockholders in late November 2017 was based in part on feedback received from our stockholders in 2017.  We would like to thank those who took the time to engage and share their viewpoints with us in 2017 and we look forward to continued engagement with stockholders in 2018.

We continue to believe in the long-term opportunity for the Company and remain committed to maximizing long-term value for our stockholders. Thank you for your continued support of Express.

Mylle H. Mangum

Chairman of the Board

Notice of

2018 Annual Meeting of Stockholders

Time and Date	8:30 a.m., Eastern Daylight Time, on Wednesday, June 13, 2018
Place	Express Corporate Headquarters, 1 Express Drive, Columbus, OH 43230

Items of Business

1.    Election of Class II directors;

2.    Advisory vote to approve executive compensation (say-on-pay);

3.    Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018;

4.    Approval of the Express, Inc. 2018 Incentive Compensation Plan; and

5.    Such other business as may properly come before the meeting.

Record Date

Holders of record of the Company’s common stock at the close of business on April 16, 2018 are entitled to notice of and to vote at the 2018 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Express, Inc. for use at the 2018 Annual Meeting of Stockholders and at any adjournment or postponement thereof. On or about May 3, 2018, we will begin distributing print or electronic materials regarding the annual meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

How to Vote

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2018 Annual Meeting of Stockholders, we urge you to vote your shares now in order to ensure the presence of a quorum.

Stockholders of record may vote:

By Internet: go to www.proxyvote.com;	By telephone: call toll free (800) 690-6903; or	By mail: if you received paper copies in the mail of the proxy materials and proxy card, mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If you hold your shares through a broker, bank, or other nominee, follow the voting instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

By Order of the Board of Directors,

Lacey Bundy

Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2018: this Notice of Annual Meeting and Proxy Statement and our 2017 Annual Report are available in the investor relations section of our website at www.express.com/investor. Additionally, and in accordance with the Securities and Exchange Commission (“SEC”) rules, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Proxy Statement Summary Information

Proxy Statement Summary Information

The Board of Directors (the “Board”) of Express, Inc. (the “Company”) is soliciting your proxy to vote at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. To assist you in your review of this proxy statement, we have provided a summary of certain information relating to the items to be voted on at the Annual Meeting in this section. For additional information about these topics, please review this proxy statement in full and the Company’s Annual Report on Form 10-K for 2017 which was filed with the SEC on April 4, 2018 (the “Annual Report”).

Our fiscal year ends on the Saturday closest to January 31. Fiscal years are referred to by the calendar year in which the fiscal year commences. All references herein to “2017”, “2016”, and “2015” refer to the 53-week period ended February 3, 2018, and the 52-week periods ended January 28, 2017 and January 30, 2016, respectively. Comparable sales for 2017 was calculated using the 53-week period ended February 3, 2018 relative to the 53-week period ended February 4, 2017.

In this proxy statement, we refer to adjusted operating income, adjusted diluted earnings per share (“Adjusted EPS”), and earnings before interest, taxes, depreciation, and amortization, and excluding the impact of non-core operating items (“Adjusted EBITDA”) which are financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to Appendix A to this proxy statement for more information on adjusted operating income, Adjusted EPS, and Adjusted EBITDA and a reconciliation of such measures to reported operating income, diluted earnings per share (“EPS”), and net income, respectively, which are their most directly comparable GAAP measures.

2017 Business Performance

Financial performance declined in 2017 on a year over year basis, however, we continued to make meaningful progress against strategic initiatives that we believe will lead to long-term value creation for our stockholders. Our e-commerce business continues to be a strength, generating record sales of over $500 million in 2017, and accounting for 24% of net sales compared to 19% in 2016. We also continued to generate strong cash flow in 2017 and ended the year with over $235 million in cash and no debt on our balance sheet. The Company’s ability to generate cash flow beyond its investment needs led to the Board approving a capital return program for stockholders in the form of a new $150 million share repurchase program in 2017. The retail sector continues to face challenges and opportunities that come from rapid change. We continue to believe in the opportunities presented by the changing dynamics in retail and our ability to generate long-term value for our stockholders through focused execution of our strategy.

Net Sales	Adjusted Operating Income(1)	Adjusted EPS(1)

(1)	Adjustments to operating income and EPS are shown in the unshaded boxes above. Refer to Appendix A for more information on adjustments made to operating income and EPS.

Progress Against Select Business Initiatives

☑   E-commerce Growth. E-Commerce sales achieved an all-time high in 2017 with sales of over $500 million, up 22% on a comparable sales basis versus 2016, and accounting for 24% of net sales compared to 19% in 2016.

☑   Optimize Retail Store Fleet. Reduced our retail store fleet by 62 stores, consisting of 24 conversions to outlet stores and the closure of 21 stores in the U.S. and all 17 stores in Canada.

☑   Open New Outlet Stores. Added 41 outlet locations in 2017, including 24 retail store conversions to the outlet format and 17 new outlet stores.

☑   Expand Omni-Channel Capabilities.  Launched “ship from store” in 200 stores and began piloting “buy online, pick up in store” in 2017.

☒   Increase Store Productivity. Same store sales declined by 10% year over year.

☑   Elevate The Customer Experience. Successfully relaunched our NEXT customer loyalty program in 2017, which led to significant year-over-year enrollment growth.

☑   Significant Cost Savings Initiatives. Achieved $20 million cost savings target in 2017.

☑   Share Repurchases. Repurchased approximately 2.1 million shares of our outstanding common stock at an aggregate cost of $17.3 million.

☑   Strong Cash Flow Generation. The Company continued to generate strong cash flow in 2017 and ended the year with $236 million in cash, up from $207 million in the prior year.

1	www.express.com

Proxy Statement Summary Information

2017 Compensation Highlights

•  CEO Target Pay Opportunity Remained the Same in 2017: CEO target pay opportunity was established at the median of our peer group for 2016 and remained the same in 2017. CEO target pay opportunity will also remain the same in 2018.

•  CEO Pay-for-Performance Compensation Design With Challenging Performance Targets Continued: Overall, the design of the CEO compensation package remained the same year over year, with 86% of the CEO’s target compensation package composed of short-term cash incentives and long-term equity incentives. The performance-based short-term and long-term incentives continued to include challenging performance targets so that realizable compensation reflects business performance.

•  Short-Term Incentive Program Modified to Include a Strategic Performance Goal: The Committee modified the Company’s short-term incentive program in 2017 so that 75% of the target bonus opportunity is based on achievement of challenging financial goals and 25% is based on achievement of key strategic objectives in furtherance of the Company’s long-term growth strategy.

•  Long-Term Incentives Consistent with Prior Year: Consistent with prior years, the long-term incentives in 2017 included 50% performance-based restricted stock units that will vest only upon achievement of challenging Adjusted EPS targets, 35% restricted stock units with time-based vesting, and 15% stock options with time-based vesting that will only have value to the extent the stock price increases after the date of grant.

•  CEO Actual Realizable Total Direct Compensation was Significantly Below Target in 2017, Reflecting Business Results: Mr. Kornberg’s actual realizable total direct compensation in 2017 was 40% below target total direct compensation. In 2017, the short-term cash incentive program paid out at approximately 30% of target, compared to 0% of target in the prior year. The performance-based restricted stock units awarded in 2017 will vest only if performance significantly improves in 2018 and 2019.  The performance-based restricted stock units awarded in 2016 are not expected to be earned.

The chart on the right shows CEO total direct compensation as reported in the Summary Compensation Table on page 43 in 2015, 2016, and 2017. Amounts reported in the Summary Compensation Table reflect the grant date fair value of long-term equity incentive awards (at target in the case of performance-based restricted stock units).

Our CEO is not expected to earn any of the $2.5 million performance-based restricted stock units granted to him in 2016. The performance-based restricted stock units granted to our CEO in 2017 will vest only if performance significantly improves in 2018 and 2019.

Summary Compensation Table Total Direct Compensation (“TDC”)(1)
(1)

Total direct compensation is comprised of base salary, short-term incentives, and long-term incentives, and excludes non-qualified deferred compensation and all other compensation reported in the Summary Compensation Table on page 43.

(2)	Long-term equity incentive awards consist of performance-based restricted stock units, time-based restricted stock units, and stock options.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	2

Proxy Statement Summary Information

The chart below illustrates CEO actual realizable total direct compensation compared to target realizable total direct compensation for the 2015, 2016, and 2017 fiscal years. Actual realizable total direct compensation reflects the actual amount of pay our CEO can expect to receive from equity awards, including a current estimate of value for awards that have either not yet vested or have not yet been earned. For more information on CEO realizable compensation refer to “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—CEO Realizable Pay” on page 37.

CEO Realizable TDC(1): Target vs. Actual

(1)

Total direct compensation is comprised of base salary, short-term incentives, and long-term incentives, and excludes non-qualified deferred compensation and all other compensation reported in the Summary Compensation Table on page 43.

(2)	Long-term equity incentive awards consist of performance-based restricted stock units, time-based restricted stock units, and stock options.

For more information on 2017 CEO compensation refer to “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation” beginning on page 31 and the Summary Compensation Table on page 43. For more information on our short-term cash incentive program refer to “Executive Compensation—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” beginning on page 32. For information on our long-term equity incentive program see “Executive Compensation—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives” beginning on page 34.

EXECUTIVE COMPENSATION OBJECTIVES AND PRACTICES

Program Objective	What We DO:
Pay for Performance	☑	Performance-Based CEO Compensation Package with 86% Variable Compensation
	☑	Short-Term and Long-Term Incentives with Challenging Performance Targets that Incentivize Creation of Stockholder Value
	☑	50% of Long-Term Incentives are Performance-Based with 3-Year Performance Periods
Pay Competitively	☑	Robust Compensation Setting Process that Utilizes Market Data to Ensure Competitiveness
Pay Responsibly	☑	Long-Term Vesting Requirements: 3-year Performance Periods for Performance-Based Equity Awards and 4-year Vesting Requirements for Time-Based Restricted Stock Units and Stock Options
	☑	Annual Stockholder Engagement Process and the Incorporation of Stockholder Feedback into Executive Compensation Decision Making
	☑	Stock Ownership Guidelines
	☑	Mitigate Risk Through Incentive Compensation Design
	☑	Utilize Independent Compensation Consultant
	☑	Clawback Policy

3	www.express.com

Proxy Statement Summary Information

What We DON’T DO:
Pay Responsibly	☒	No Special Tax Gross-Ups
	☒	No Pension Plans or Other Post-Employment Defined Benefit Plans; Deferred Compensation Program Terminated in 2017
	☒	No Liberal Share Recycling, Repricing of Underwater Stock Options, or Reloads of Stock Options
	☒	No Hedging or Pledging Transactions
	☒	No Single Trigger Change-in-Control Payments
	☒	No Special Perquisites

Governance Highlights

Governance Highlights:
Board Composition

•  Our Board is comprised of directors with diverse and deep experience in those areas that are core to our strategy.

•  Two out of seven of our directors are women, including our Chairman.

•  Average director tenure is five years.

Board Independence

•  All of our directors are independent, except for Mr. Kornberg, our President and CEO.

•  We currently have an independent Chairman of the Board.

•  All of our committee members are independent.

•  Our independent directors have an opportunity to meet in executive session at each meeting and do so routinely.

Director Elections	• We adhere to a majority vote standard, with a director resignation policy, for uncontested director elections.
Board and Committee Meetings	• Each of our directors attended at least 75% of all Board meetings and applicable Committee meetings.
Board and Committee Evaluations	• The Board and each Committee conduct a comprehensive self-evaluation each year to identify potential areas of improvement.
Corporate Strategy

•   At least once per year, the Board and management engage in an in-depth discussion and align on the Company’s long-term corporate strategy. The strategy is revisited regularly during Board and committee meetings.

Stockholder Engagement

•   As part of our annual stockholder engagement cycle, we reach out to our largest stockholders who collectively hold over a majority of the shares of our outstanding common stock, which usually includes approximately our top 20 largest stockholders. The Board’s decision to approve a capital return program for our stockholders in late November 2017 was based in part on feedback received from our stockholders in 2017.

Succession Planning	• The Board reviews and discusses succession plans for executives and key contributors at least annually.

Proposals to be Voted on and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Election of Class II Directors (Proposal No. 1)	☑ FOR	9
Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	☑ FOR	59
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 (Proposal No. 3)	☑ FOR	60
Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)	☑ FOR	61

EXPRESS Notice of 2018 Annual Meeting of Stockholders	4

Proxy Statement Summary Information

Director Nominees

The following table provides summary information about our Class II director nominees. The Class II directors will be elected to each serve a three-year term that will expire at the Company’s 2021 annual meeting of stockholders.

Nominee	Age	Director Since	Select Professional Experience	Independent	Board Committees	Select Skills/Qualifications
Michael F. Devine	59	May 2010

Retired Retail Executive:

Previous Experience:

-  EVP & CFO – Coach, Inc.

-  CFO and VP – -Mothers Work, Inc. (now Destination Maternity Corp.)

-  CFO – Strategic Distribution, Inc.

-  CFO – Industrial Systems, Inc.

				Yes	Audit Committee

Accounting, finance, and capital structure; risk management; retail merchandising; corporate governance and public company board practices; investor relations; executive leadership of complex organizations

David Kornberg	50	January 2015

President and CEO, Express, Inc.

Previous Experience:

-  President – Express

-  EVP, Men’s Merchandising & Design – Express

-  General Merchandise Manager – Express

-  VP of Business Development –Disney Stores

				No	N/A

Retail merchandising and operations; apparel merchandising and design; business development and strategic planning; e-commerce and omni-channel retailing; consumer brand marketing and advertising; experience with target customers; supply chain

Mylle Mangum	69	August 2010

Chief Executive Officer of IBT Enterprises, LLC; Chairman and CEO of IBT Holdings

Previous Experience:

-  CEO – True Marketing Services, LLC

-  CEO – MMS Incentives, Inc.

-  President – Carlson Wagonlit Travel, Inc.

-  EVP – Holiday Inn Worldwide

				Yes	Audit Committee; Compensation and Governance Committee

Business development and strategic planning; corporate governance and public company board practices; executive leadership of complex organizations; leadership development and succession planning; international and franchise operations; accounting, finance, and capital structure; executive compensation

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and are based on current expectations and assumptions, which may not prove to be accurate. Forward-looking statements are not guarantees and are subject to risks, uncertainties, changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including those set forth in Item 1A of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

5	www.express.com

Frequently Asked Questions about Voting and the Annual Meeting

Frequently Asked Questions

about

Voting and the Annual Meeting

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 16, 2018, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any adjournments or postponements of the meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Eastern Daylight Time, at the Office of the Corporate Secretary located at 1 Express Drive, Columbus, OH 43230. A stockholder may examine the list for any germane purpose related to the Annual Meeting.

What are the voting rights of the holders of Express, Inc. common stock?

Holders of Express, Inc. common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

How do I vote?

Beneficial Stockholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee, as applicable, for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold your shares in your own name, you are a registered stockholder and may vote by proxy before the Annual Meeting via the Internet at www.proxyvote.com, by calling (800) 690-6903, or if you received paper copies of the proxy materials and proxy card in the mail, by signing and returning the enclosed proxy card. Proxies submitted via the Internet, by telephone, or by mail must be received by 11:59 p.m., Eastern Daylight Time, on June 12, 2018. You may also vote at the Annual Meeting by delivering your completed proxy card in person. If you vote by telephone or via the Internet you do not need to return your proxy card.

Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are making this proxy statement available to our stockholders primarily via the Internet (“Notice and Access”). On or about May 3, 2018, we will mail the Notice regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report, and also contains instructions on how to request a paper copy of the proxy materials.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote. For additional information, please see the section above titled “How do I vote?”

What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange (“NYSE”) rules allow that firm to vote your shares only on routine matters. Proposal No. 3, the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

EXPRESS Notice of 2018 Annual Meeting of Stockholders	6

Frequently Asked Questions about Voting and the Annual Meeting

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for purposes of the Annual Meeting. A quorum is required in order for the Company to conduct its business at the Annual Meeting. As of the Record Date, 75,337,294 shares of common stock were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing a quorum.

What vote is required to approve each proposal?

Proposal	Vote Required	Board Voting Recommendation
Election of Class II directors (Proposal No. 1)	Majority of the votes cast FOR the director nominee	FOR the nominee
Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the executive compensation of our named executive officers
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 (Proposal No. 3)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018
Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the approval of the Express, Inc. 2018 Incentive Compensation Plan

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Class II directors (Proposal No. 1)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”	No	No effect
Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 (Proposal No. 3)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Unless you give other instructions when you vote, the persons named as proxies, David Kornberg and Lacey Bundy, will vote in accordance with the Board’s recommendations. We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What happens if a director nominee does not receive a majority of the votes cast for his or her re-election?

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects any director nominee who fails to receive a greater number of votes cast “for” than votes cast “against” his or her re-election to tender his or her resignation for consideration by the Compensation and Governance Committee. The Compensation and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding the resignation. The Compensation and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept the director’s resignation.

May I change my vote or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, bank, or other nominee for instructions on how to change their vote or revoke their proxy.

7	www.express.com

Frequently Asked Questions about Voting and the Annual Meeting

Registered Stockholders. Registered stockholders may change their vote or revoke a properly executed proxy at any time before its exercise by:

•	delivering written notice of revocation to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230;
•	submitting another proxy that is dated later than the original proxy (including a proxy submitted via telephone or Internet); or
•	voting in person at the Annual Meeting.

Can I attend the Annual Meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., Eastern Daylight Time. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport, and will need to check in at the registration desk prior to entering the Annual Meeting. Please also note that if you are a beneficial stockholder (that is, you hold your shares through a broker, bank, or other nominee), you will need to show proof of your stock ownership as of the Record Date, such as a copy of a brokerage statement, to present at the registration desk in order to gain admission to the Annual Meeting. Cameras, cell phones, recording devices, and other electronic devices will not be permitted at the Annual Meeting other than those operated by the Company or its designees. All bags, briefcases, and packages will be subject to search.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	8

Election of Class II Directors (Proposal No. 1)

Election of Class II Directors

(Proposal No. 1)

The Board and its Compensation and Governance Committee are committed to ensuring that the Board possesses the right diversity of backgrounds, skills, experience, and perspectives to constitute an effective Board. The Board currently consists of seven members and is divided into three classes of directors, with two Class I directors, three Class II directors, and two Class III directors. The current term of our Class II directors expires at the Annual Meeting, while the terms for Class III and Class I directors will expire at our 2019 and 2020 annual meetings of stockholders, respectively.

Mr. Devine, Mr. Kornberg, and Ms. Mangum currently serve as Class II directors. Mr. Devine and Ms. Mangum are each independent and Mr. Kornberg serves as our President and CEO. Upon the recommendation of the Compensation and Governance Committee, the Board has nominated Mr. Devine, Mr. Kornberg, and Ms. Mangum for re-election as Class II directors, to each serve three-year terms expiring at the 2021 annual meeting of stockholders. Mr. Devine and Ms. Mangum have each served as a director since 2010 and were each elected to serve a three-year term most recently at our 2015 annual meeting of stockholders. Mr. Kornberg has served on the Board since January 2015 when he was appointed to the Board in connection with his promotion to President and CEO of the Company and thereafter was elected to serve a three-year term at our 2015 annual meeting of stockholders.

Mr. Devine, Mr. Kornberg, and Ms. Mangum have consented to serve if elected. If re-elected, each of Mr. Devine, Mr. Kornberg, and Ms. Mangum will hold office until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. If Mr. Devine, Mr. Kornberg, or Ms. Mangum becomes unavailable to serve as a director, the Board may either designate a substitute nominee or reduce the number of directors. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information with respect to our Class II director nominees and our continuing Class I and Class III directors, including their recent employment or principal occupation, a summary of select qualifications, skills, and experience that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board, and their ages as of the Record Date, are provided in this section. The Board believes that our continuing directors, together with our director nominees, possess a complementary and diverse set of qualifications, skills, and experience to allow the Board to function at a high-level and fulfill its responsibilities to our stockholders. Please refer to “Corporate Governance — Board Composition” on page 14 for other information about our Board, including a description of the qualifications, skills, and experience that the Board believes are important in order to effectively oversee the Company as it carries out its growth strategy and commitment to long-term value creation.

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Election of Class II Directors (Proposal No. 1)

Nominees For Class II Directors For Election at the 2018 Annual Meeting

MICHAEL F. DEVINE

Director Since: May 2010 Age: 59 Chair of the Audit Committee

Select Qualifications, Skills, and Experience:

•    Accounting, finance, and capital structure

•    Risk management

•    Corporate governance and public company board practices

•    Investor relations

•    Executive leadership of complex organizations

•    Retail merchandising

Business Experience

Mr. Devine was appointed Senior Vice President and Chief Financial Officer of Coach in December 2001 and Executive Vice President in August 2007, a role he held until he retired in August 2011. Prior to joining Coach, Mr. Devine served as Chief Financial Officer and Vice President—Finance of Mothers Work, Inc. (now known as Destination Maternity Corporation) from February 2000 until November 2001. From 1997 to 2000, Mr. Devine was Chief Financial Officer of Strategic Distribution, Inc. Mr. Devine was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the six years prior to that he was the Director of Finance and Distribution for McMaster-Carr Supply Co. Mr. Devine previously served as a director of Nutrisystems, Inc. He currently serves as a director of Deckers, Inc. and Five Below, Inc. He also serves as a director of Sur La Table, which is a privately held company.

DAVID KORNBERG

Director Since: January 2015 Age: 50 President and CEO

Select Qualifications, Skills, and Experience:

•    Retail merchandising and operations

•    Apparel merchandising and design

•    Business development and strategic planning

•    E-commerce and omni-channel retailing

•    Consumer brand marketing and advertising

•    Experience with target customers

•    Supply chain

Business Experience

Mr. Kornberg has served as our President and CEO since January 30, 2015. He has also served as a member of the Board since becoming CEO. Mr. Kornberg first joined Express in 1999 and has held various roles of increasing responsibility, including as President since October 2012, Executive Vice President of Men’s Merchandising and Design from December 2007 to October 2012, and General Merchandise Manager of the Express Men’s business prior to that. From 2002 to 2003, Mr. Kornberg was Vice President of Business Development for Disney Stores. Mr. Kornberg spent the first ten years of his career with Marks & Spencer PLC in the United Kingdom.

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Election of Class II Directors (Proposal No. 1)

MYLLE MANGUM

Director Since: August 2010 Age: 69 Chairman of the Board; Compensation and Governance Committee Member; Audit Committee Member

Select Qualifications, Skills, and Experience:

•    Business development and strategic planning

•    Corporate governance and public company board practices

•    Executive leadership of complex organizations

•    Leadership development and succession planning

•    International and franchise operations

•    Accounting, finance, and capital structure

•    Executive compensation

Business Experience

Ms. Mangum is the Chief Executive Officer of IBT Enterprises, LLC (formerly International Banking Technologies), a position she has held since October 2003, and is also Chairman and CEO of IBT Holdings, a position she has held since July 2007. Prior to that, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 to 1999 she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel, Inc. From 1992 to 1997 she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992 and President of BellSouth International from 1985 to 1986. Prior to that, she was with the General Electric Company. Ms. Mangum previously served as a director of Emageon, Inc., Scientific-Atlanta, Inc., Respironics, Inc., and Collective Brands, Inc. Ms. Mangum currently serves as a director of PRGX Global, Inc., Barnes Group Inc., and Haverty Furniture Companies, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS II NOMINEES TO BE ELECTED AS DIRECTORS.

11	www.express.com

Election of Class II Directors (Proposal No. 1)

Class III Directors With Terms Continuing Until the 2019 Annual Meeting

TERRY DAVENPORT

Director Since: November 2016 Age: 60 Compensation and Governance Committee Member

Select Qualifications, Skills, and Experience:

•    Consumer brand marketing and advertising

•    E-commerce and omni-channel retailing

•    Retail merchandising and operations

•    Business development and strategic planning

•    International operations

•    Corporate responsibility

•    Experience with target customers

Business Experience

Mr. Davenport served as Global Brand Advisor for Starbucks Coffee Company from February 2014 until he retired in October 2017. Mr. Davenport spent the last ten years of his career at Starbucks Coffee Company. Prior to serving as Global Brand Advisor, his roles at Starbucks included: SVP of Global Creative Studios, SVP of Marketing and Category for Europe, Middle East, and Africa (EMEA), and SVP of Marketing for the U.S. He originally joined Starbucks as VP of Brand Strategy and Consumer Insights in October 2006. Prior to joining Starbucks, Mr. Davenport held senior brand leadership roles with YUM! Brands, PepsiCo., and Omnicom Agencies.

KAREN LEEVER

Director Since: August 2016 Age: 54 Compensation and Governance Committee Member

Select Qualifications, Skills, and Experience:

•    E-commerce and omni-channel retailing

•    Technology development and management experience

•    Data analytics

•    Business development and strategic planning

•    Retail merchandising and operations

•    Experience with target customers

Business Experience

Ms. Leever is Executive Vice President and General Manager, Digital Media of Discovery Communications, a role she has held since October 2015. Prior to joining Discovery Communications, she spent ten years with DIRECTV, and held several roles including, Senior Vice President, Digital and Direct Sales from 2013 to 2015, Senior Vice President of Digital Marketing and Media in 2012, and Senior Vice President of directv.com and Customer Communications in 2011. Additionally, Ms. Leever served as Vice President, Marketing at Kmart Corporation during 2005 and as Divisional Vice President, eCommerce from 2004 until 2005. Earlier in her career, she spent more than a decade in electronic television retailing at HSN and QVC, overseeing website design, messaging, pricing, and programming strategies.

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Election of Class II Directors (Proposal No. 1)

Class I Directors With Terms Continuing Until the 2020 Annual Meeting

MICHAEL ARCHBOLD

Director Since: January 2012 Age: 57 Audit Committee Member

Select Qualifications, Skills, and Experience:

•    Accounting, finance, and capital structure

•    Risk management

•    Retail merchandising and operations

•    Business development and strategic planning

•    Investor relations

•    Executive leadership of complex organizations

Business Experience

Mr. Archbold served as Chief Executive Officer of GNC Holdings Inc. from August 2014 until July 2016 and also served as a director on the Board of GNC Holdings Inc. Prior to that he was the Chief Executive Officer of The Talbots Inc. from August 2012 until June 2013 and also served as a director on the Board of The Talbots Inc. Prior to that, Mr. Archbold served as President and Chief Operating Officer of Vitamin Shoppe, Inc. from April 2011 until June 2012 and prior to that as its Executive Vice President, Chief Operating Officer, and Chief Financial Officer from April 2007. Mr. Archbold served as Executive Vice President / Chief Financial and Administrative Officer of Saks Fifth Avenue from 2005 to 2007. From 2002 to 2005 he served as Chief Financial Officer for AutoZone, originally as Senior Vice President, and later as Executive Vice President. Mr. Archbold is an inactive Certified Public Accountant, and has 20 years of financial experience in the retail industry.

PETER SWINBURN

Director Since: February 2012 Age: 65 Chair of the Compensation and Governance Committee

Select Qualifications, Skills, and Experience:

•    Business development and strategic planning

•    Consumer brand marketing and advertising

•    International operations

•    Finance and capital structure

•    Corporate governance and public company board practices

•    Executive leadership of complex organizations

•    Mergers and acquisitions

•    Executive compensation

Business Experience

Mr. Swinburn served as Chief Executive Officer and President of Molson Coors Brewing Company from July 2008 until he retired in December 2014. He also served as a director of Molson Coors Brewing Company and MillerCoors Brewing Company from July 2008 until his retirement. Prior to that he was Chief Executive Officer of Coors (US) and from 2005 to October 2007, Mr. Swinburn served as President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited. Prior to that, he served as President and Chief Executive Officer of Coors Brewing Worldwide and Chief Operating Officer of Molson Coors Brewing Company (UK) Limited following the Molson Coors Brewing Company’s acquisition of Molson Coors Brewing Company (UK) Limited in 2002 until 2003. Mr. Swinburn also serves as a director of Fuller, Smith & Turner PLC and previously served as a director of Cabela’s Inc.

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Election of Class II Directors (Proposal No. 1)

Corporate Governance

Board Responsibilities

The Board is responsible for overseeing the affairs of the Company in order to generate sustainable long-term value for our stockholders and does so through oversight of the Company’s (1) strategy and performance, (2) management, including succession planning, (3) risk management program, (4) compliance and corporate responsibility programs, and (5) other corporate governance practices, including stockholder engagement.

Board Oversight

Strategy and Performance	Management, including Succession Planning	Risk Management	Compliance and Corporate Responsibility	Other Corporate Governance Practices, including Stockholder Engagement

The Board believes that effective oversight is best achieved through (1) having the right combination of people on the Board, (2) an effective Board leadership and committee structure, and (3) effective Board practices. The Board continually reassesses the composition of the Board, the Board’s leadership and structure, and its governance practices and believes that the continuing directors, along with the director nominees, together have a complementary and diverse set of skills, backgrounds, experiences, and perspectives to constitute an effective Board; and furthermore, that the Board’s leadership and committee structure as well as its governance practices are effective. See “Board Composition” below and “Election of Class II Directors (Proposal No. 1)” on page 9 for more information about the composition of the Board; see “Board Leadership and Structure” on page 17 for more information about the Board’s leadership structure and its committees; and see “Board Practices” on page 20 for more information about the Board’s governance practices.

Board Composition	+	Board Leadership & Structure	+	Board Practices	=

Board Composition

The Board and its Compensation and Governance Committee are committed to ensuring that the Board possesses the right diversity of backgrounds, skills, experience, and perspectives to constitute an effective Board. The Compensation and Governance Committee is responsible for developing the criteria for, and reviewing periodically with the Board, the skills and characteristics of nominees, as well as the composition of the Board as a whole. These criteria include independence, diversity, age, skills, tenure, and experience in the context of the needs of the Board. The Compensation and Governance Committee also considers a number of other factors, including the ability to represent all stockholders without a conflict of interest; the ability to work in and promote a productive environment; sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; a high level of character and integrity; broad professional and leadership experience and skills necessary to effectively respond to complex issues encountered by a publicly-traded company; and the ability to apply sound and independent business judgment.

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Corporate Governance

BOARD COMPETENCIES AND EXPERIENCE

The Board believes that it has the right mix of qualifications, skills, experience, and perspectives that allow it to fulfill its responsibilities, including overseeing management’s execution of the Company’s corporate strategy which is designed to create long-term stockholder value. The information below shows how the Board’s collective qualifications, skills, and experience relate to the Company’s corporate strategy. For biographical information regarding each of our directors and their individual qualifications, skills, and experience see, “Election of Class II Directors (Proposal No. 1)” beginning on page 9.

Long-Term Strategy for Value Creation	Strategic Competencies and Experience	Corporate Governance Competencies and Experience

•  Retail merchandising & operations

•  Apparel merchandising & design

•  E-commerce and omni-channel retailing

•  Business development & strategic planning

•  Supply chain

•  International and franchise operations

•  Technology development and management experience

•  Data analytics

•  Leadership development

•  Accounting, finance, and capital structure

•  Investor relations

•  Executive compensation

•  Mergers and acquisitions

•  Executive leadership of complex organizations

•  Corporate responsibility

•  Corporate governance and public company board practices

•  Risk management

•  Succession planning

Improving Profitability Through a Balanced Approach to Growth

Increasing Brand Awareness and Elevating the Customer Experience

Transforming and Leveraging Information Technology Systems

Cultivating a Strong Company Culture

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Corporate Governance

BOARD DEMOGRAPHICS AND REFRESHMENT

As previously noted, in addition to ensuring that the Board collectively has a diverse set of competencies, experience, and perspectives, the Compensation and Governance Committee and Board also consider independence as well as diversity, age, and tenure. The charts below show certain demographic information about our Board as of April 16, 2018.

In order to assure the appropriate balance between members with new and different perspectives and those with a deep understanding of the Company built up over many years, the Compensation and Governance Committee reviews a director’s continuation on the Board each time such director’s term of office expires. In addition, the Company’s Corporate Governance Guidelines provide that a director will not be nominated for re-election if he or she is 72 years of age or older at the time of nomination. The Board believes that together these practices are effective at ensuring an appropriate balance between experience and a fresh perspective on the Board.

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Corporate Governance

IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

The Compensation and Governance Committee is responsible for identifying, recruiting, and recommending candidates for the Board and is responsible for reviewing and evaluating any candidates recommended by stockholders.

The following shows our nomination process for candidates to our Board:

Conduct a Needs Assessment

The Committee determines the director skills, experience, and attributes needed for the Board to exercise effective oversight of the Company. The Committee assesses the skills, experience, and attributes of existing directors against desired director skills, experience, and attributes to identify any skills, experience, and attributes that would strengthen the collective skills and experience of the Board.

Develop a New Director Profile
The Committee develops a profile that sets forth the skills, experience, and attributes desired for the new director, which satisfies the needs identified in the needs assessment.

Identify New Director Candidates
The Committee may identify new director candidates through professional search firms, professional networks of sitting directors, and nominations suggested by stockholders.

Selection of New Director
The Committee makes a recommendation to the Board based on an initial round of interviews, reference checks, and a final round of interviews with all directors.

Due Diligence and Onboarding

Once due diligence is performed and the nominee is appointed to the Board, the Company provides a robust onboarding program which includes a full day of in-person meetings with senior leadership at the Company’s headquarters and participation in a multi-day new director education program for first-time directors.

The Compensation and Governance Committee is currently undergoing a formal search to add a new director with skills and experience that will strengthen the Board’s ability to oversee the Company as it carries out its growth strategy.

The Compensation and Governance Committee considers all director candidates, including candidates proposed by stockholders in accordance with our Bylaws, based on the same criteria. The Compensation and Governance Committee may engage third party search firms to identify potential director nominees.

Board Leadership & Structure

LEADERSHIP STRUCTURE

Ms. Mangum has served as the Company’s independent Chairman since assuming the role at our 2016 Annual Meeting of Stockholders. The independent Chairman’s roles and responsibilities include: (1) establishing the Board agendas and schedules to confirm that appropriate topics are reviewed and sufficient time is allocated to each; (2) providing input to the CEO with respect to the information provided to the Board; (3) serving as a liaison between the independent directors and the CEO; (4) presiding at the executive sessions of independent directors; (5) facilitating communications and coordination of activities among the committees as appropriate; and (6) approving and coordinating the retention of advisors and consultants to the Board.

Our Corporate Governance Guidelines provide that the roles of Chairman and CEO may be separated or combined. The Board exercises its discretion in combining or separating these positions as it deems appropriate. The Board believes that the combination or separation of these positions should be considered as part of the succession planning process. In the event that the Chairman is not independent, the Board believes that it is beneficial for the independent directors to appoint an independent Lead Director. Currently, the Board believes that having an independent Chairman best serves the Board in its oversight role.

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Corporate Governance

BOARD COMMITTEES

The Board has two standing committees: an Audit Committee and a Compensation and Governance Committee. The composition and leadership of these committees are shown in the table below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The committees report to the Board as they deem appropriate, and as the Board may request. Each standing committee operates under a charter that has been approved by the Board and each is comprised solely of independent directors.

Compensation and
Board Member	Audit Committee	Governance Committee
Michael Archbold	X	—
Terry Davenport	—	X
Michael F. Devine	▲	—
David Kornberg	—	—
Karen Leever	—	X
Mylle Mangum	X	X
Peter Swinburn	—	▲
▲	Chair of the committee

AUDIT COMMITTEE

Audit Committee Responsibilities

The Audit Committee is responsible for, among other matters:

•  appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•  reviewing the independent registered public accounting firm’s independence from management;

•  reviewing with our independent registered public accounting firm the scope and results of their audit;

•  approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

•  overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements, including related disclosures, that the Company files with the SEC, as well as earnings releases, earnings guidance, and non-GAAP measures;

•  reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•  establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;

•  reviewing and approving known related person transactions;

•  reviewing internal audit activities and reports; and

•  assisting the Board in its oversight of the Company’s risk management program, including regularly reviewing the Company’s risk portfolio, management’s process for identifying risks, and the steps management has taken to monitor and control such risks.

The Audit Committee also prepares the Audit Committee Report that SEC rules require to be included in our annual proxy statement. This report is on page 57 of this proxy statement.

Audit Committee Meetings

The Audit Committee met eight times in 2017. The Audit Committee generally has eight regularly scheduled meetings per year and has an opportunity at each meeting to speak with the lead audit partner from the Company’s independent registered public accounting firm as well as the Company’s director of internal audit without any other members of management present. In addition, the Audit Committee Chair has regularly scheduled teleconferences with each of the Company’s Chief Financial Officer and the lead audit partner from the Company’s independent registered public accounting firm.

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Corporate Governance

Audit Committee Practices

At the end of each quarter, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s financial results, press releases concerning the Company’s financial performance and earnings estimates, any significant control deficiencies identified and steps management has taken or plans to take to remediate the deficiencies, significant estimates and proposed adjustments to the financial statements, reports to the Company’s ethics hotline, internal audit activities and reports, risk management activities, and the results of the independent registered public accounting firm’s review or audit of the Company’s financial statements, among other things.

Each year the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm and considers whether it is in the best interests of the Company and its stockholders to engage the firm for another year. As part of its evaluation, the Audit Committee considers the qualifications of the persons who will be staffed on the Company’s engagement, including the lead audit partner, quality of work, firm reputation, independence, fees, retail experience, and understanding of the Company’s financial reporting processes, policies, and procedures. The Audit Committee solicits feedback from management as part of its evaluation process.

Pursuant to the audit partner rotation requirement of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Company will have a new lead audit partner beginning with the Company’s 2018 fiscal year. In 2017, the Audit Committee engaged in a rigorous selection process to ensure that the Company’s new lead audit partner has the appropriate experience and skills to serve in such role. In addition, the Audit Committee worked with the outgoing lead audit partner and incoming lead audit partner on a succession plan to ensure a proper transition.

Audit Committee Independence and Expertise

The Board has affirmatively determined that (1) each of our Audit Committee members meets the definition of “independent director” for purposes of serving on the Audit Committee under both Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE listing rules, and (2) each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Charter

The Audit Committee Charter may be viewed in the investor relations section of our website at www.express.com/investor. We will also provide a copy of the charter in print without charge upon written request delivered via email to IR@express.com or by mail to Express, Inc. 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

COMPENSATION AND GOVERNANCE COMMITTEE

Compensation and Governance Committee Responsibilities

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Corporate Governance

The Compensation and Governance Committee is responsible for, among other matters:

•  overseeing the overall performance evaluation process for the CEO;

•  reviewing and approving key employee compensation goals, policies, plans, and programs;

•  reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of these goals and objectives;

•  reviewing and approving, in consultation with or with the approval of the independent directors of the Board, compensation arrangements for the CEO;

•  overseeing the overall performance evaluation process for the CEO;

•  reviewing the performance of and approving compensation arrangements for executive officers other than the CEO;

•  reviewing and approving employment agreements and other similar arrangements between the Company and its executive officers;

•  reviewing and recommending to the Board, in consultation with the Compensation and Governance Committee’s independent compensation consultant, compensation arrangements for the independent directors;

•  overseeing management’s administration of Company benefit plans and policies, including incentive compensation plans;

•  reviewing the Company’s compensation program to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking;

•  identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•  reviewing stockholder proposals and making recommendations to the Board regarding proposals;

•  overseeing the annual self-evaluation process for the Board and its committees;

•  overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•  developing and recommending to the Board a set of corporate governance guidelines and principles applicable to the Company.

The Compensation and Governance Committee also prepares the Compensation and Governance Committee Report that SEC rules require to be included in our annual proxy statement. This report is on page 42 of this proxy statement.

Compensation and Governance Committee Independence

The Board has affirmatively determined that each of our Compensation and Governance Committee members meets the definition of “independent director” for purposes of serving on the Compensation and Governance Committee under both Rule 10C-1 of the Exchange Act and the NYSE listing rules.

Compensation and Governance Committee Meetings

The Compensation and Governance Committee met six times in 2017. The Compensation and Governance Committee generally has six regularly scheduled meetings per year and has an opportunity at each meeting to speak with the Compensation and Governance Committee’s independent compensation consultant.

Compensation and Governance Committee Practices

See “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Practices” on page 39 for additional information about the Compensation and Governance Committee’s practices.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Governance Committee has been an officer or employee of the Company. No interlocking relationships exist between the members of the Board or Compensation and Governance Committee and the board of directors or compensation committee of any other company.

Compensation and Governance Committee Charter

The Compensation and Governance Committee Charter may be viewed in the investor relations section of our website at www.express.com/investor. We will also provide a copy of the charter in print without charge upon written request delivered via email to IR@express.com or by mail to Express, Inc. 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

Board Practices

STRATEGY OVERSIGHT

The Board has deep experience in the area of strategy and business development, with much of that experience gained in the retail sector. At least once per year, the Board and management engage in an in-depth discussion and align on the Company’s corporate strategy which is designed to create long-term stockholder value and serves as the foundation upon which goals are established and decisions are made. Short and medium term objectives are developed to support achievement of the long-term strategy and the Board monitors management’s progress against such objectives.

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Corporate Governance

RISK OVERSIGHT

Full Board

The Board, with the assistance of the Audit Committee and the Compensation and Governance Committee, oversees our enterprise risk management (“ERM”) program. Our ERM program is designed to enable effective identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making.

The Board is kept informed of the committees’ risk oversight and related activities primarily through reports of the committee chairs to the full Board. The Board also receives a comprehensive report from management on the ERM program at least annually. In addition, the Audit Committee escalates issues relating to risk oversight to the full Board as appropriate to ensure that the Board is appropriately informed of developments that could affect our risk profile or other aspects of our business. The Board also considers specific risk topics in connection with strategic planning and other matters.

The Audit Committee

The Audit Committee oversees management’s implementation of the ERM program, including regularly reviewing our enterprise risk portfolio, management’s process for identifying risks, and steps management has taken to monitor and control enterprise risks.

The Compensation and Governance Committee

The Compensation and Governance Committee is responsible for risk oversight as it relates to our compensation policies and practices and governance structure and processes.

Management

Management has day-to-day responsibility for the Company’s ERM program. As part of its responsibilities, management continuously identifies and monitors the Company’s enterprise risks, develops and reviews risk response plans, and takes steps to control risk where appropriate.

Management’s responsibilities are carried out by a cross-functional Risk Committee which includes our Chief Operating Officer, General Counsel, Chief Financial Officer, Chief Information Officer, Chief Customer Experience Officer, SVP of Human Resources, and Director of Internal Audit.

MANAGEMENT OVERSIGHT AND SUCCESSION PLANNING

As part of its management oversight responsibilities, the Board assesses whether the Company has the management talent needed to successfully pursue the Company’s strategy, monitors management’s execution of the Company’s strategy, and provides advice to management as a strategic partner. The Board believes that open communications between the Board and management play a key role in effective oversight. Accordingly, in addition to formal meetings, individual directors and members of management engage in frequent dialogue in between meetings concerning the business.

The Board is responsible for succession planning for the CEO position and for monitoring and advising on management’s succession planning for other executive officers and key contributors. The Board reviews and discusses succession plans for the CEO position and the Company’s other executive officers and key contributors at least once annually, usually as part of the annual talent review of the executive leadership and key contributors in the Company. As part of the annual talent review process, the CEO shares his evaluation of the executive leadership in the business and makes recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings.

COMPLIANCE & CORPORATE RESPONSIBILITY

The Board is committed to ensuring that the Board and the management team together cultivate a high-performing, collaborative corporate culture that emphasizes the importance of acting according to high ethical standards and in compliance with legal requirements. The Board receives a compliance update each quarter from the Company’s General Counsel who has day-to-day oversight responsibilities for the Company’s compliance program. On an annual basis, the Board reviews with management the Company’s top compliance risks based on an updated risk assessment, steps management is taking to reduce compliance risk, and key compliance initiatives for the upcoming year.

The Company’s reputation and commitment to corporate responsibility, including respect for human rights, the environment, our communities, and associates, play an important role in our ability to create long-term stockholder value. While matters of corporate responsibility are integrated within various Board discussions, the Board also dedicates specific time during each year to review and discuss the Company’s corporate responsibility program, including plans and progress against key initiatives.

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Corporate Governance

STOCKHOLDER ENGAGEMENT

Our stockholders’ views on corporate governance and executive compensation are important to us and we value and utilize the feedback and insights that we receive. Each year, as part of our annual stockholder engagement cycle described below, we reach out to our largest stockholders who collectively hold over a majority of the shares of our outstanding common stock, which generally includes approximately our 20 largest stockholders. Our Chief Executive Officer, Chief Financial Officer, and Vice President of Investor Relations also routinely engage with stockholders throughout the year outside of our annual stockholder engagement program. Stockholders may request meetings with management or directors by sending a written request to the Office of the Corporate Secretary at 1 Express Drive, Columbus, OH 43230 or via email to IR@express.com.

STOCKHOLDER ENGAGEMENT CYCLE

The Board’s decision to approve a capital return program for our stockholders in November 2017 was based in part on feedback received from our stockholders during the year. We also received feedback from several investors that helped to inform our proposal for a new equity incentive plan which is described more fully in “Proposal No. 4: Approval of the Express, Inc. 2018 Incentive Compensation Plan.” In addition, Mr. Kornberg’s compensation package was originally designed based in part on feedback received from stockholders on our executive compensation in prior years.

For more information regarding our 2017 stockholder engagement efforts, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Practices—Stockholder Engagement and Annual Advisory Vote on Executive Compensation” on page 40.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact an individual director, including the independent Chairman, the Board as a group, or a specified Board committee or group, including the independent directors as a group, at the following address: Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 Attn: Board of Directors. Any correspondence should clearly indicate whether the correspondence is intended for an individual director, the Board as a group, or a specified committee or group of directors.

All such reports or correspondence will be forwarded to the appropriate director or group of directors as indicated on the correspondence unless the correspondence is of a trivial nature, irrelevant to the Board’s responsibilities, or already addressed by the Board. A report will be made to the Audit Committee of all communications to the Board, and all such correspondence is made available to all directors.

BOARD MEETINGS

The Board held a total of 13 meetings, in person and by telephone, during 2017. Each director attended at least 75% of Board meetings held during the year, as well as at least 75% of meetings of the committees on which he or she served during 2017. Directors are expected to attend our annual meetings of stockholders. All of our directors attended our 2017 annual meeting of stockholders.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	22

Corporate Governance

The independent directors are given an opportunity to meet in executive session at each Board meeting and do so routinely.

CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted policies and procedures to ensure effective governance of Express. Our Corporate Governance Guidelines may be viewed in the investor relations section of our website at www.express.com/investor. We will also provide the Corporate Governance Guidelines in print without charge upon request by telephone at (888) 423-2421, via email to IR@express.com, or via mail delivered to Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

The Compensation and Governance Committee reviews our Corporate Governance Guidelines from time to time as necessary, but no less than annually, and may propose modifications to the principles and other key governance practices from time to time for adoption by the Board. No changes were made to our Corporate Governance Guidelines in the most recent year.

DIRECTOR ELECTION STANDARDS

Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard in uncontested director elections. Therefore, in uncontested director elections, a director nominee must receive more votes cast for than against his or her election in order to be elected to the Board. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election.

The Company has a classified Board, with each class of directors serving 3-year terms. Our certificate of incorporation provides that, subject to any rights applicable to any then-outstanding preferred stock, the Board shall consist of such number of directors as is determined from time to time by resolution adopted by a majority of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships. Subject to any rights applicable to any then-outstanding preferred stock, any vacancies resulting from an increase in the size of the Board or otherwise must be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Board. The term of office for each director will be until his or her successor is elected at an annual meeting of stockholders or his or her death, resignation, or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the size of the Board will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

BOARD EVALUATIONS

The Board conducts a comprehensive annual self-evaluation to determine whether it and its committees are functioning effectively and to identify potential areas of improvement. The evaluation process includes written questionnaires and one-on-one interviews with each director. The Chairman shares a summary of the results with the full Board and action plans are created to address identified improvement opportunities.

OUTSIDE BOARD MEMBERSHIPS

Our Corporate Governance Guidelines provide that directors should not serve on more than four other public company boards. Directors are expected to advise the Chairman in advance of accepting an invitation to serve on another public company board or for-profit private company board and before accepting an assignment to any other public company’s audit or compensation committee. No director may serve as a director, officer, or employee of a competitor of ours.

CODE OF CONDUCT

Our Code of Conduct serves as the foundation for our compliance program and sets forth the ethical standards, legal requirements, and other policies we expect our directors, officers, and associates to comply with at all times. Stockholders may access a copy of our Code of Conduct in the investor relations section of our website at www.express.com/investor. We will also provide the Code of Conduct in print without charge upon request by telephone at (888) 423-2421, via email to IR@express.com or via mail delivered to the Office of the Corporate Secretary at 1 Express Drive, Columbus, OH 43230.

We will promptly disclose any waivers of our Code of Conduct involving our directors or executive officers. We intend to satisfy any disclosure requirements regarding any amendment or waiver of our Code of Conduct by posting the information on the “Corporate Governance” page of our website which can be found at www.express.com/investor.

RELATED PERSON TRANSACTIONS

Under our current Related Person Transaction policy, a “Related Person Transaction” is any transaction, arrangement, or relationship between us or any of our subsidiaries and a Related Person where the amount involved exceeds $120,000 and the Related Person has or will have a direct or indirect material interest. A “Related Person” is any of our executive officers, directors, director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is an executive officer, a partner or principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest in such entity.

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Corporate Governance

All Related Person Transactions must be approved or ratified by a majority of the disinterested directors on the Board or a designated committee thereof consisting solely of disinterested directors in accordance with our Related Person Transaction Policy. In approving any Related Person Transaction, the Board or the committee must determine that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third-party under similar circumstances.

Since January 29, 2017, there has not been, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Related Person had or will have a direct or indirect interest.

Director Compensation

OVERVIEW

Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their time and effort, be competitive with the market, and align their interests with the long-term interests of our stockholders. Employee directors receive no compensation for Board service. The Compensation and Governance Committee, together with its independent compensation consultant, periodically review the form and amount of director compensation and recommend changes to the Board, as appropriate. As part of its review, the Compensation and Governance Committee considers how the Company’s director compensation program compares to the programs at the peer companies we refer to in the executive compensation setting process. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Practices—The Role of Peer Companies and Benchmarking” beginning on page 39 for more information about our peer companies. The Compensation and Governance Committee believes that director compensation should be competitive with the market and geared towards attracting and retaining highly-qualified independent professionals to oversee the Company and represent the interests of the Company’s stockholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

The annual cash retainers for our non-employee directors in 2017 are shown in the following table.

Annual Retainer Type	2017 Annual Retainer Amount
Non-Employee Director	$75,000
Committee Service	$10,000
Chairman	$100,000
Audit Committee Chair	$20,000
Compensation and Governance Committee Chair	$20,000

Non-employee directors also receive equity grants on an annual basis. In 2017, non-employee directors were granted restricted stock units that had a fair value of approximately $125,000 on the date of grant and that vest on May 15, 2018, subject to continued service. The Company’s non-employee Chairman was entitled to an additional grant of restricted stock units that had a value of approximately $40,000 on the date of grant and that vest on May 15, 2018, subject to continued service. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has director stock ownership guidelines which call for non-employee directors to own an amount of our common stock equal to five times their annual cash retainer. Directors have five years to meet the guidelines. Under these guidelines, directors are generally not permitted to sell any shares of our common stock until they achieve the ownership guideline and thereafter are only permitted to sell shares to the extent that such sale would not cause the director to fall below the ownership guideline. To avoid fluctuating ownership requirements, once a director has achieved the applicable stock ownership guideline, he or she is considered to have satisfied the guideline, provided that the shares used to meet the underlying requirement are retained. As of the end of fiscal 2017, all non-employee directors have met or are on track to meet the stock ownership guidelines. For a discussion of the stock ownership guidelines applicable to Mr. Kornberg, refer to “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Practices—Stock Ownership Guidelines” on page 41.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	24

Corporate Governance

2017 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation earned for each of our non-employee directors in fiscal 2017.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)	Total ($)
Michael Archbold	85,000	125,000	210,000
Terry Davenport(2)	82,995	125,000	207,995
Michael F. Devine	105,000	125,000	230,000
Theo Killion(3)	42,500	—	42,500
Karen Leever(2)	82,995	125,000	207,995
Mylle Mangum	195,000	165,000	360,000
Peter Swinburn	105,000	125,000	230,000

(1)	Mr. Kornberg did not receive compensation for service on the Board.
(2)	Mr. Davenport and Ms. Leever were appointed to the Compensation and Governance Committee in March 2017.
(3)	Mr. Killion resigned from the Board in June 2017.
(4)

Reflects the aggregate grant date fair value of restricted stock units. These values have been determined based on the assumptions and methodologies set forth in Note 10 of the Company’s financial statements included in our Annual Report. These amounts do not represent the actual amounts paid to or received by the named director during 2017. No stock options were granted to any of the Company’s non-employee directors in 2017.

(5)

The aggregate restricted stock units and stock options (whether or not exercisable in the case of options) outstanding as of February 3, 2018 are as follows: Mr. Archbold (18,797 restricted stock units); Mr. Davenport (18,797 restricted stock units); Mr. Devine (18,797 restricted stock units and 10,000 stock options); Ms. Leever (18,797 restricted stock units); Ms. Mangum (24,812 restricted stock units and 2,500 stock options); Mr. Swinburn (18,797 restricted stock units).

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Executive Officers

The following table sets forth the names, ages, and titles of our executive officers as of April 16, 2018:

Name	Age	Position
David Kornberg	50	President and Chief Executive Officer
Matthew Moellering	51	Executive Vice President and Chief Operating Officer
Colin Campbell	59	Executive Vice President—Sourcing and Production
James ("Jim") Hilt	42	Executive Vice President and Chief Customer Experience Officer
John J. (“Jack”) Rafferty	66	Executive Vice President—Planning and Allocation
Douglas Tilson	60	Executive Vice President—Real Estate
Periclis (“Perry”) Pericleous	45	Senior Vice President, Chief Financial Officer and Treasurer

Our executive officers are appointed by the Board and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Mr. Kornberg, whose background information is provided in “Election of Class II Directors (Proposal No. 1)” on page 9.

Matthew Moellering has served as our Executive Vice President and Chief Operating Officer since September 2011. Prior to that, he served as our Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary from October 2009 to September 2011, Senior Vice President, Chief Financial Officer, Treasurer and Secretary from July 2007 to October 2009, and our Vice President of Finance from September 2006 to July 2007. Prior to that, he served in various roles with Limited Brands (now known as L Brands) from February 2003 to September 2006, including Vice President of Financial Planning. Prior to that, Mr. Moellering served in various roles with Procter and Gamble where he was employed from July 1995 until February 2003. Prior to that he served as an officer in the United States Army. Mr. Moellering serves on the board of directors of L.L.Bean, Inc. which is a privately held company.

Colin Campbell has served as our Executive Vice President of Sourcing and Production since June 2005. Prior to that, from March 1997 to June 2005, Mr. Campbell held a number of leadership positions for various divisions of Limited Brands (now known as L Brands) including Cacique and Limited Stores and was an Executive Vice President of Western Hemisphere Operations at Mast from 2003 to 2005. Prior to that, from 1985 to 1997, Mr. Campbell was Vice President of Operations for the dress division of Liz Claiborne. He has also worked in production leadership positions with Bentwood Brothers LTD in England and Daks-Simpson LTD in Scotland.

James (“Jim”) Hilt has served as our Executive Vice President and Chief Customer Experience Officer since April 2018. Prior to that, he served as Executive Vice President, Chief Marketing Officer and eCommerce since March 2016. Mr. Hilt joined Express in February 2014 as Senior Vice President of eCommerce. Prior to joining Express, he was the Vice President of eBooks and Managing Director, International at Barnes & Noble from 2012 until February 2014. Prior to that, Mr. Hilt held several executive positions at Sears Holdings, the parent company of Sears and Kmart, including Divisional Vice President of Product Management, Divisional Vice President of Online Services, and Divisional Vice President and Director of ManageMyHome. Prior to Sears, Mr. Hilt was a Director of Global Marketing at SAP. Before joining SAP, Mr. Hilt held several senior positions at IBM. Mr. Hilt serves on the board of directors of Hibbett Sports, Inc.

John J. (“Jack”) Rafferty has served as our Executive Vice President of Planning and Allocation since 1999 after joining Express as Vice President of Planning and Allocation in 1998. Prior to joining Express, Mr. Rafferty held a number of planning and allocation leadership roles with Limited Brands (now known as L Brands). These roles included Vice President of Planning and Allocation for Lerner from 1990 to 1998, Vice President of Lane Bryant from 1988 until 1990, and Director of Planning and Allocation for Sizes Unlimited from 1984 to 1986. Mr. Rafferty started his career in various planning and allocation roles with Korvettes, Casual Corner, and Brooks Fashion.

Douglas Tilson has served as our Executive Vice President of Real Estate since October 2009. Prior to that, he served as our Senior Vice President of Real Estate from October 2007 to October 2009. Prior to that, he was with Steiner & Associates as Senior Vice President of Leasing from April 2005 until October 2007. Prior to that, Mr. Tilson was Senior Vice President of Real Estate for Tween Brands from July 1999 until April 2005 and served in a number of senior real estate positions with Limited Brands (now known as L Brands) from January 1987 until July 1999. Prior to that, he was a labor attorney with the law firm Porter, Wright, Morris & Arthur LLP from June 1984 until January 1987.

Periclis (“Perry”) Pericleous has served as our Senior Vice President, Chief Financial Officer and Treasurer since July 2015. Prior to this appointment, he held a number of other leadership positions within our finance organization, including Vice President of Finance from December 2010 to July 2015, Director of Financial Planning & Analysis from April 2010 to December 2010, and Director of Store Finance from November 2007 to April 2010. Mr. Pericleous joined Express in August 1999 and served in a variety of roles of increasing responsibility across the finance organization, including in store finance and financial reporting. He began his career in 1996, serving in various accounting roles at Drug Emporium and then Value City Department Stores. Mr. Pericleous is a Certified Public Accountant.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	26

Executive Compensation

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

OVERVIEW OF FISCAL 2017 BUSINESS RESULTS

Financial performance declined in 2017 on a year over year basis, however, we continued to make meaningful progress against strategic initiatives that we believe will lead to long-term value creation for our stockholders. Our e-commerce business continues to be a strength, generating record sales of over $500 million in 2017 and accounting for 24% of net sales compared to 19% in 2016. We also continued to generate strong cash flow in 2017 and ended the year with more than $235 million in cash and no debt on our balance sheet. The Company’s ability to generate cash flow beyond its investment needs led to the Board approving a capital return program for stockholders in the form of a new $150 million share repurchase program in 2017.

In 2017, net sales declined by $55M notwithstanding strong growth in e-commerce sales. The decline was due to lower store sales which we attribute to, among other things, decreased traffic in our stores due in part to declines in mall traffic overall. The overall net sales decrease, coupled with the promotional retail environment, led to operating margin contraction and a decline in earnings.

The retail sector continues to face challenges and opportunities that come from rapid change. We continue to believe in the opportunities presented by the changing dynamics in retail and our ability to generate long-term value for our stockholders through focused execution of our strategy which includes (1) improving profitability through a balanced approach to growth, (2) increasing brand awareness and elevating the customer experience, (3) transforming and leveraging information technology systems, and (4) cultivating a strong company culture.

Net Sales	Adjusted Operating Income(1)	Adjusted EPS(1)

(1)	Adjustments made to operating income and EPS are shown in the unshaded boxes above. Refer to Appendix A for more information regarding adjustments made to operating income and EPS.

Progress Against Select Business Initiatives

☑   E-commerce Growth. E-Commerce sales achieved an all-time high in 2017 with sales of over $500 million, up 22% on a comparable sales basis versus 2016, and accounting for 24% of net sales compared to 19% in 2016.

☑   Optimize Retail Store Fleet. Reduced our retail store fleet by 62 stores, consisting of 24 conversions to outlet stores and the closure of 21 stores in the U.S. and all 17 stores in Canada.

☑   Open New Outlet Stores. Added 41 outlet locations in 2017, including 24 retail store conversions to the outlet format and 17 new outlet stores.

☑   Expand Omni-Channel Capabilities.  Launched “ship from store” in 200 stores and began piloting “buy online, pick up in store” in 2017.

☒   Increase Store Productivity. Same store sales declined by 10% year over year.

☑   Elevate The Customer Experience. Successfully relaunched our NEXT customer loyalty program in 2017, which led to significant year-over-year enrollment growth.

☑   Significant Cost Savings Initiatives. Achieved $20 million cost savings target in 2017.

☑   Share Repurchases. Repurchased approximately 2.1 million shares of our outstanding common stock at an aggregate cost of approximately $17.3 million.

☑   Strong Cash Flow Generation. The Company continued to generate strong cash flow in 2017 and ended the year with $236 million in cash, up from $207 million in the prior year.

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Executive Compensation

2017 COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to strongly align executive compensation with the Company’s financial performance. In 2017:

•

CEO Target Pay Opportunity Remained the Same in 2017: CEO target pay opportunity was established at the median of our peer group for 2016 and remained the same in 2017. CEO target pay opportunity will also remain the same in 2018.

•

CEO Pay-for-Performance Compensation Design With Challenging Performance Targets Continued: Overall, the design of the CEO compensation package remained the same year over year, with 86% of the CEO’s target compensation package composed of short-term cash incentives and long-term equity incentives. The performance-based short-term and long-term incentives continued to include challenging performance targets so that realizable compensation reflects business performance.

•

Short-Term Incentive Program Modified to Include a Strategic Performance Goal: The Committee modified the Company’s short-term incentive program in 2017 so that 75% of the target bonus opportunity is based on achievement of challenging financial goals and 25% is based on achievement of key strategic objectives in furtherance of the Company’s long-term growth strategy.

•

Long-Term Incentives Consistent with Prior Year: Consistent with prior years, the long-term incentives in 2017 included 50% performance-based restricted stock units that will vest only upon achievement of challenging Adjusted EPS targets, 35% restricted stock units with time-based vesting, and 15% stock options with time-based vesting that will only have value to the extent the stock price increases after the date of grant.

•

CEO Actual Realizable Total Direct Compensation was Significantly Below Target in 2017, Reflecting Business Results: Mr. Kornberg’s actual realizable total direct compensation in 2017 was 40% below target total direct compensation. In 2017, the short-term cash incentive program paid out at approximately 30% of target, compared to 0% of target in the prior year. The performance-based restricted stock units awarded in 2017 will vest only if performance significantly improves in 2018 and 2019. The performance-based restricted stock units awarded in 2016 are not expected to be earned.

The chart on the right shows CEO total direct compensation as reported in the Summary Compensation Table on page 43 in 2015, 2016, and 2017. Amounts reported in the Summary Compensation Table reflect the grant date fair value of long-term equity incentive awards (at target in the case of performance-based restricted stock units).

Our CEO is not expected to earn any of the $2.5 million performance-based restricted stock units granted to him in 2016. The performance-based restricted stock units granted to our CEO in 2017 will vest only if performance significantly improves in 2018 and 2019.

Summary Compensation Table Total Direct Compensation (“TDC”)(1)

(1)

Total direct compensation is comprised of base salary, short-term incentives, and long-term incentives, and excludes non-qualified deferred compensation and all other compensation reported in the Summary Compensation Table on page 43.

(2)	Long-term equity incentive awards consist of performance-based restricted stock units, time-based restricted stock units, and stock options.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	28

Executive Compensation

The chart below illustrates CEO actual realizable total direct compensation compared to target realizable total direct compensation for the 2015, 2016, and 2017 fiscal years. Actual realizable total direct compensation reflects the actual amount of pay our CEO can expect to receive from equity awards, including a current estimate of value for awards that have either not yet vested or have not yet been earned. For more information on CEO realizable compensation refer to “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—CEO Realizable Pay” on page 37.

CEO Realizable TDC(1): Target vs. Actual

(1)

Total direct compensation is comprised of base salary, short-term incentives, and long-term incentives, and excludes non-qualified deferred compensation and all other compensation reported in the Summary Compensation Table on page 43.

(2)	Long-term equity incentive awards consist of performance-based restricted stock units, time-based restricted stock units, and stock options.

For more information on 2017 CEO compensation refer to “—What We Pay And Why: Elements of Compensation” beginning on page 31 and the Summary Compensation Table on page 43.  For more information on our short-term cash incentive program refer to “—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” beginning on page 32. For information on our long-term equity incentive program see “—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives” beginning on page 34.

2017 NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis (“CD&A”) focuses on the compensation of our named executive officers (our “NEOs”) for 2017, who are listed below:

Name	Position
David Kornberg	President and Chief Executive Officer
Matthew Moellering	Executive Vice President and Chief Operating Officer
James (“Jim”) Hilt	Executive Vice President, Chief Marketing Officer, and eCommerce(1)
Erica McIntyre	Executive Vice President—Merchandising(2)
Periclis (“Perry”) Pericleous	Senior Vice President, Chief Financial Officer and Treasurer
(1)	Mr. Hilt was promoted to Executive Vice President and Chief Customer Experience Officer on April 4, 2018.
(2)	Ms. McIntyre left the Company on February 5, 2018.

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Executive Compensation

EXECUTIVE COMPENSATION OBJECTIVES AND PRACTICES

Below we highlight the core objectives that serve as the foundation for our compensation program, the practices we have implemented to achieve those objectives, and practices we have not implemented because we do not believe they would serve the Company’s long-term interests.

Program Objective	What We DO:
Pay for Performance	☑

Variable Compensation. A significant portion of our executives’ compensation opportunity is variable and is tied to achievement of challenging financial performance targets and changes in the Company’s stock price. In 2017, 86% of CEO target total direct compensation was variable.

☑

Short-Term and Long-Term Incentive Compensation with Challenging Performance Targets. 75% of our short-term cash incentive awards and 50% of our long-term incentive awards are subject to the achievement of challenging financial performance targets that incentivize the creation of stockholder value. The remaining 25% of our short-term cash incentive awards depends on the achievement of an operational performance goal that is tied to our strategic initiatives.

☑

Performance-Based Equity Awards. In 2017 we granted a mix of long-term equity incentives, comprised of (i) stock options, (ii) time-based restricted stock units, and (iii) performance-based restricted stock units, with performance based on adjusted diluted earnings per share goals over a three-year period. Performance-based restricted stock units made up 50% of the long-term equity incentives granted to our NEOs in 2017.

Pay Competitively	☑

Robust Compensation Setting Process. We utilize market data without strict benchmarking in order to make sure executives are paid commensurate with their experience and performance. Executive compensation packages are heavily weighted on performance but also include base salary and other benefits that make them competitive with our peers.

Pay Responsibly	☑

Long-Term Vesting Requirements. Stock options and time-based restricted stock units granted to our NEOs vest ratably over 4 years, and performance-based restricted stock units vest after 3 years, in order to align the interests of our executives with our stockholders. Our proposed 2018 Incentive Compensation Plan includes minimum vesting requirements.

☑

Annual Stockholder Engagement Process. As part of our annual stockholder engagement cycle, we reach out to our largest stockholders who collectively hold over a majority of the shares of our outstanding common stock, which generally includes our 20 largest stockholders. We also offer our stockholders the opportunity to vote annually on the Company’s executive compensation program. We value the feedback we receive from stockholders and consider it when making decisions on behalf of the Company, including with respect to executive compensation. Refer to page 59 for more information about this year’s non-binding say-on-pay proposal.

☑

Stock Ownership Guidelines. Each of our executives is subject to substantial stock ownership requirements. Under the guidelines, executives are generally not permitted to sell any shares until they achieve the ownership guideline and thereafter are only permitted to sell shares to the extent that such sale would not cause the director to fall below the ownership guideline.

☑

Mitigate Undue Risk. The mix between short-term incentives and long-term incentives is intended to discourage executives and associates from maximizing short-term performance at the expense of long-term performance. In 2017, our short-term cash-incentive program had financial performance goals based on operating income and operational goals based on achievement of cost savings initiatives, while our performance-based restricted stock units had performance targets based on earnings per share, thereby discouraging participants from focusing on the achievement of one performance measure at the expense of another.

	☑	Capped Payouts. Payouts are capped under our cash and equity incentive award programs.
	☑	Independent Compensation Consulting Firm. The Committee is advised by an independent compensation consultant that provides no other services to the Company.
	☑	Clawback Policy. Our executives are subject to a clawback policy.

What We DON’T DO:
Pay Responsibly	☒	No Special Tax Gross-Ups. We do not provide special tax gross-ups to executives.
☒

No Pension Plans or Other Post-Employment Defined Benefit Plans; Deferred Compensation Plan Terminated in 2017. We do not provide any qualified or non-qualified post-employment defined benefit plans. We terminated our deferred compensation plan in 2017 as a cost-saving measure.

	☒	No Special Executive Perquisites. We do not provide our executives with any special perquisites.
☒

No Liberal Share Recycling, Repricing of Underwater Stock Options, or Reloads of Stock Options. The Company’s 2010 Incentive Compensation Plan, as amended (the “2010 Plan”), prohibits the repricing of stock options without the consent of stockholders and does not allow for reloads of stock options to the extent stock options are used to pay the exercise price or taxes with respect to stock option exercises. We do not engage in liberal share recycling and our proposed 2018 Incentive Compensation Plan includes an explicit prohibition on liberal share recycling.

	☒	No Hedging or Pledging Transactions. We prohibit associates, including NEOs, and directors from hedging or pledging any securities of the Company held by them.
	☒	No Single Trigger Change-in-Control Payments. Our NEOs are not currently entitled to any single-trigger special vesting, severance, or other benefits in a change-in-control.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	30

Executive Compensation

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

Our executive compensation program is designed to strongly align executive compensation with the Company’s financial performance. The elements of our compensation program for 2017 were as follows:

Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives

Base Salary	Cash	____	____	Salary is set at competitive market levels in order to compete for, obtain, and retain the talent necessary to successfully operate the Company and execute our strategic plans.

Short-Term Incentives	Cash	Six-month operating seasons	Financial Goal: Adjusted Operating Income (75% weighting)

75% of the incentive payment opportunity depends on the achievement of pre-established objective financial goals which is intended to motivate executives to work effectively to achieve financial performance objectives aligned with our seasonal business cycle and reward them when objectives are met.

Operational Goal: Cost Savings Initiatives with a threshold Adjusted EBITDA target (25% weighting)

25% of the incentive payment opportunity is based on achievement of key strategic objectives in furtherance of the Company’s long-term growth strategy. For 2017, the operational goal was based on achieving cost saving goals and required achievement of a minimum level of Adjusted EBITDA intended to ensure that payouts would be treated as performance-based under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 as amended (the “Code”).

Long-Term Incentives	50% performance-based restricted stock units	3-year performance and vesting period	3-year Adjusted EPS	3-year performance periods incentivize the creation of long-term stockholder value.

	35% time-based restricted stock units	4-year vesting requirements	____	4-year vesting requirements align our executives’ interests with our stockholders and incentivize retention of our executive talent.

15% stock options

Other	– Defined contribution retirement plans – Health & welfare benefits – Termination benefits	____	____	We seek to offer retirement plan benefits, health and welfare benefits, and termination benefits at levels that are competitive with the market.

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Executive Compensation

The Committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives; however, it does not apply any rigid allocation formula in setting our executive compensation, and the Committee may make adjustments to this approach for various positions on a case-by-case basis as appropriate. A significant portion of executive compensation is intended to be variable and tied to the Company’s financial performance and stock price. The following charts show that, for 2017, 86% of CEO compensation and 67% of other NEO compensation at target was variable.

(1)	Target total direct compensation is comprised of base salary, short-term incentives, and long-term incentives. Variable compensation is comprised of short-term incentives and long-term incentives.

BASE SALARY

We provide a base salary to our executive officers to compensate them for their services during the year and to provide them with a stable source of income. NEO base salaries are determined by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, peer group and other data, relevant market survey data, and individual and Company performance.

The annual base salaries in effect for each of our NEOs as of February 3, 2018 are shown in the following table:

Name	2016 Fiscal Year End	Changes to Base Salary During 2017	2017 Fiscal Year End
David Kornberg	$1,000,000	No change in 2017.	$1,000,000
Matthew Moellering	$793,000	No change in 2017.	$793,000
James (“Jim”) Hilt	$560,000	No change in 2017.	$560,000
Erica McIntyre	$550,000	In March 2017, Ms. McIntyre received a market-based salary increase from $550,000 to $570,000.	$570,000
Periclis (“Perry”) Pericleous	$445,000	In March 2017, Mr. Pericleous received a market-based salary increase from $445,000 to $475,000.	$475,000

Effective April 1, 2018, the base salary for Mr. Hilt was increased to $650,000 in connection with his promotion to Chief Customer Experience Officer. Effective March 25, 2018, the base salary of Mr. Pericleous was increased to $500,000 based on a review of Chief Financial Officer salaries for our peer group and in furtherance of our objective to pay competitively.

PERFORMANCE-BASED INCENTIVES

Short-Term Incentive Program

Our short-term performance-based cash incentive compensation program provides our NEOs with incentive payment opportunities for each six-month operating season that corresponds to the traditional retail selling seasons of Spring (February through July) and Fall (August through January). The target short-term cash incentive compensation opportunity for each eligible executive is set at a percentage of base salary. 40% of each executive’s annual target bonus is allocated to the six-month Spring season and 60% is allocated to the six-month Fall season which is intended to align with the seasonality in our business where higher portions of our net sales and net income are typically realized in the six-month Fall season due primarily to the impact of the holiday season. The seasonal design allows us to establish appropriately challenging performance targets that align business performance expectations with the seasonal nature of the way we manage our business and prevailing market and economic conditions which can change quickly in the retail apparel sector. For example, this structure allows for mid-year development of performance targets and provides an incentive for our executives to focus on meeting goals in the six-month Fall season in circumstances when business performance and macro-economic conditions decline or improve relative to our operating plans.

2017 Short-Term Cash Incentive Compensation

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Executive Compensation

Based on a competitive review and peer group practices as well as the importance of achieving various strategic initiatives, in 2017, we modified our seasonal short-term performance-based cash incentive compensation program to include an operational goal in addition to a financial performance goal. For each season, 75% of the target payout opportunity was based on a financial performance goal while 25% was based on an operational goal.

Financial Performance Goal (75% Weighting). The financial performance goals under the short-term cash incentive program for 2017 were based on operating income, subject to adjustments for certain extraordinary items. We continue to use operating income as a financial performance goal because it is a performance measure over which executives can have significant impact, and is also directly linked to the Company’s seasonal operating plans and long-range plan. The financial goal continues to have a threshold, target, and maximum payout which allows participating executives to double the incentive payout associated with achievement of the financial goal if the maximum operating income goal is achieved.

The only adjustment made to operating income in 2017 was for the purpose of excluding expense associated with the Company’s closure of its Canadian business which is consistent with adjustments reflected in supplemental non-GAAP financial information publicly reported by the Company. The Company provides supplemental non-GAAP financial information to exclude non-core operating items that may not be indicative of, or are unrelated to, our underlying operating results and that we believe provide a better baseline for analyzing trends.  See Appendix A for adjustments made for non-core operating items in 2017 for purposes of determining whether the performance targets had been achieved.

Operational Performance Goal (25% Weighting). The operational performance goals under the short-term cash incentive program for 2017 were tied to cost savings initiatives, subject to a minimum performance hurdle of $50M in Adjusted EBITDA in each season which was intended to ensure that any compensation would be treated as performance-based under Section 162(m) of the Code. The operational goal is binary and pays out at target only if the cost savings initiative and the minimum performance hurdle is achieved.

The Committee sets the performance goals near the beginning of each six-month season based on an analysis of (i) historical performance, (ii) internal financial plans, (iii) strategic objectives, and (iv) general economic conditions.

Both financial and operational performance goals are set at the same targets for all leadership in the business. We believe it is important to have all members of leadership working towards the same goals and that those goals are clear, understandable, and within their control.

For 2017, the amount of performance-based cash incentive opportunity for participating executives ranged from zero to 175% of their incentive target, based upon the extent to which the performance goals were achieved. The threshold, target, and maximum short-term performance-based cash incentive payout opportunities for our NEOs for 2017 are set forth in the “Grants of Plan-Based Awards” table on page 45.

The target cash incentive compensation opportunity as a percentage of base salary in effect for each of our NEOs for 2017 is shown below:

Annual Short-Term Cash Incentive Payout Opportunity at Target (as a % of Base Salary)
Name	2016	Changes to Short-Term Cash Incentives During 2017	2017
David Kornberg	130%	No change in 2017.	130%
Matthew Moellering	85%	No change in 2017.	85%
James (“Jim”) Hilt	60%	No change in 2017.	60%
Erica McIntyre	60%	In March 2017, Ms. McIntyre received a market-based increase from 60% to 65%.	65%
Periclis (“Perry”) Pericleous	60%	In March 2017, Mr. Pericleous received a market-based increase from 60% to 65%.	65%

Final payout amounts for each six-month season are approved by the Committee at its first regularly scheduled in-person Committee meeting following the end of each six-month operating season and are paid out to executives after such approval.

Spring Season (40% weighting). The following table illustrates the performance goals and actual payout levels for the six-month Spring season. Based on the Company’s performance, no amounts were paid to our NEOs under the Company’s seasonal short-term cash incentive program for the 2017 Spring season.

Performance Metric	Weighting	Threshold Goal	Target Goal	Maximum Goal	Actual Performance	Actual Payout
Adjusted Operating Income(1)	75%	$50M	$55M	$60M	($1.7M)	No Payout
Cost Savings Initiatives / Adjusted EBITDA(2)	25%	$50M Adjusted EBITDA	$12.3M Cost Savings		Cost Savings Goal Achieved; Threshold Goal Not Achieved	No Payout (3)
(1)

Adjusted operating income excludes $23.9 million of expense related to the exit of Canada. Refer to Appendix A for a reconciliation of adjusted operating income, a non-GAAP measure, to reported operating income for Spring 2017.

(2)	Refer to Appendix A for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to reported net income for Spring 2017.
(3)

Although the cost savings goal was achieved, because the minimum performance hurdle of $50M in Adjusted EBITDA was not achieved, no payout was earned under the operational goal for the Spring 2017 season.

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Fall Season (60% weighting). The following tables illustrate the performance goals and actual payout levels for the six-month Fall season. Based on the Company’s performance, the operating income goal paid out below target and the operational goal paid out at target under the Company’s seasonal short-term cash incentive program for the 2017 Fall season.

Performance Metric	Weighting	Threshold Goal	Target Goal	Maximum Goal	Actual Performance	Actual Payout
Adjusted Operating Income(1)	75%	$40M	$73M	$78M	$55.6M	38% of Target
Cost Savings Initiatives / Adjusted EBITDA(2)	25%	$50M Adjusted EBITDA	$8.7M Cost Savings		Achieved	Target
(1)

Adjusted operating income excludes $0.3 million of expense related to the exit of Canada. Refer to Appendix A for a reconciliation of adjusted operating income, a non-GAAP measure, to reported operating income for Fall 2017.

(2)	Refer to Appendix A for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to reported net income for Fall 2017.

2018 Short-Term Cash Incentive Compensation

In 2018, we expect to continue with our seasonal short-term cash incentive compensation program with 75% of the target payout opportunity based on financial goals and 25% based on operational goals. For 2018, we expect to use adjusted operating income as the financial performance metric. We expect the operational goal for 2018 to be tied to various strategic goals, including cost saving goals, omni-channel goals, store optimization goals, and sustainability goals, with all goals required to be achieved in order for there to be a payout on account of the operational goal.

Target cash incentive compensation opportunity as a percentage of base salary is expected to remain the same for each NEO in 2018, except for Mr. Hilt whose incentive compensation opportunity for 2018 was increased to 65% in connection with his promotion to Chief Customer Experience Officer.

Long-Term Incentives

For 2017, the Committee and Board determined that our NEOs would receive a mix of long-term equity incentives comprised of the following:

Our long-term equity incentive awards are generally intended to accomplish the following main objectives: (1) create a direct correlation between the Company’s financial performance and stock price and compensation paid to our NEOs; (2) retention of our NEOs; (3) assist in building equity ownership of our NEOs to increase alignment with long-term stockholder interests; (4) attract and motivate key associates; (5) reward participants for performance in relation to the creation of stockholder value; and (6) deliver competitive levels of compensation consistent with our compensation objectives. The total grant date fair value of awards for our NEOs are determined on a position-by-position basis using market data for corresponding positions in our peer group and other relevant market survey data, the individual’s job responsibilities, and individual performance.

Executives are generally granted equity-based awards as part of our annual merit review process. During this process, the Committee determines the appropriate overall value and mix of equity-based grants for our NEOs. For more information on our executive compensation practices, including the annual merit review process and the objectives and factors considered by the

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Executive Compensation

Committee as part of the executive compensation decision making process, see “—Executive Compensation Practices—“Determining Compensation for the CEO” and “Determining Compensation for the Other NEOs” beginning on page 39.

2017 Stock Options

In 2017, the Company granted our NEOs the non-qualified stock options set forth in the Grants of Plan Based Awards table on page 45. One-fourth of the stock options are scheduled to vest on each of April 15, 2018, 2019, 2020, and 2021, subject to continued employment with the Company.

The exercise price for stock options is set at the most recent closing trading price prior to the grant date. Options vest over multiple years and are exercisable for ten years after grant, which furthers stockholder alignment by encouraging a focus on long-term growth and stock performance.

2017 Time-Based Restricted Stock Units

In 2017, the Company granted our NEOs the time-based restricted stock units set forth in the Grants of Plan Based Awards table on page 45. One-fourth of the restricted stock units are scheduled to vest on each of April 15, 2018, 2019, 2020, and 2021, subject to continued employment with the Company.

Performance-Based Restricted Stock Units

Beginning in 2015, the Committee and Board determined that performance-based restricted stock units granted to our NEOs would be subject to three-year Adjusted EPS performance goals. Each multi-year Adjusted EPS performance goal is assigned a threshold goal, target goal, and a maximum goal. To better align with market practices, in 2016, the Committee modified the threshold and maximum payout levels for the Company’s performance-based restricted stock units. The updated payout structure became effective for grants of performance-based restricted stock units granted in 2016.

The number of performance-based restricted stock units that vest is determined using straight line interpolation if Adjusted EPS over the performance period is an amount between performance goals. No portion of performance-based restricted stock units are payable in the event the Company fails to achieve the threshold Adjusted EPS goal. The table below shows the payout and vesting status of the performance-based restricted stock units granted in each of 2015, 2016, and 2017.

Performance-based restricted stock units granted to our NEOs
Performance Period	Performance Measure	Payout	Vesting Terms
Fiscal 2017-Fiscal 2019	3-year Adjusted EPS

As of the end of fiscal 2017, the Company has recorded compensation expense associated with these awards based on an earn-out percentage at the threshold payout level; however none of these awards will vest unless financial performance significantly improves in 2018 and 2019.

Any performance-based restricted stock units that are earned are scheduled to vest in April 2020.
Fiscal 2016-Fiscal 2018	3-year Adjusted EPS	No payout expected.	Any performance-based restricted stock units that are earned are scheduled to vest in April 2019.
Fiscal 2015-Fiscal 2017	3-year Adjusted EPS	Performance-based restricted stock units were earned slightly above threshold level at 75.3% of target.	The performance-based restricted stock units that were earned vested in April 2018.

For grant and vesting purposes, “Adjusted EPS” means the Company’s diluted earnings per share calculated in accordance with GAAP, adjusted to exclude the impact of any non-core operating costs consistent with past practice for debt extinguishment and one-time transaction costs. The Company provides supplemental non-GAAP financial information to exclude non-core operating items that may not be indicative of, or are unrelated to, our underlying operating results and that we believe provide a better baseline for analyzing trends.  Refer to Appendix A for more information on Adjusted EPS, a non-GAAP measure, and a reconciliation of Adjusted EPS for 2015, 2016, and 2017 to reported EPS, the most directly comparable GAAP measure.

2017 Performance-Based Restricted Stock Units

In 2017, the Company granted our NEOs the performance-based restricted stock units set forth in the Grants of Plan Based Awards table on page 45 that have performance goals based on Adjusted EPS measured over a three-year performance period commencing on the first day of the Company’s 2017 fiscal year and ending on the last day of the Company’s 2019 fiscal year. Any performance-based restricted stock units that are earned based on the achievement of performance goals are scheduled to vest in April 2020.

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The following chart identifies the performance metric, performance levels, the performance levels as a percentage of the target goal, and corresponding payouts as a percentage of the target performance-based restricted stock unit grant for the Company’s performance-based restricted stock unit awards granted in 2017.

		Company Performance	% of Performance
Performance Metric:	Performance Level	(as a % of target)	Shares Earned
2017-2019 Adjusted EPS	Below Threshold	Less than 80%	0% of target grant
	Threshold	80%	50% of target grant
	Target	100%	100% of target grant
	Maximum	120% or higher	200% of target grant

Adjusted EPS was $0.36 in 2017. Cumulative Adjusted EPS in 2018 and 2019 must equal at least $1.58 in order for the 2017 performance-based restricted stock units to pay out at the threshold level.

2016 Performance-Based Restricted Stock Units

In 2016, the Company granted our NEOs performance-based restricted stock units that were subject to performance goals based on Adjusted EPS measured over a three-year performance period commencing on the first day of the Company’s 2016 fiscal year and ending on the last day of the Company’s 2018 fiscal year. Any performance-based restricted stock units that are earned based on the achievement of performance goals are scheduled to vest in April 2019.

The following chart identifies the performance metric, performance levels, the performance levels as a percentage of the target goal, and corresponding payouts as a percentage of the target performance-based restricted stock unit grant for the Company’s performance-based restricted stock unit awards granted in 2016.

		Company Performance	% of Performance
Performance Metric:	Performance Level	(as a % of target)	Shares Earned
2016-2018 Adjusted EPS	Below Threshold	Less than 80%	0% of target grant
	Threshold	80%	50% of target grant
	Target	100%	100% of target grant
	Maximum	120% or higher	200% of target grant

The three-year cumulative Adjusted EPS target goal was based on the Company’s strong Adjusted EPS performance in 2015 of $1.45. Adjusted EPS was $0.81 in 2016 and $0.36 in 2017. Adjusted EPS must equal at least $3.37 in 2018 in order for the 2016 performance-based restricted stock units to pay out at the threshold level.

2015 Performance-Based Restricted Stock Units

In 2015, our NEOs, excluding Mr. Pericleous who was not CFO at the time, were granted performance-based restricted stock units that were subject to performance goals based on the Company’s Adjusted EPS measured over the three-year period commencing on the first day of the Company’s 2015 fiscal year and ending on the last day of the Company’s 2017 fiscal year. The performance-based restricted stock units that were earned based on the achievement of performance goals vested in April 2018.

The following chart identifies the performance metric, performance levels, the performance levels as a percentage of the target goal, and corresponding payouts as a percentage of the target performance-based restricted stock unit grant for the Company’s performance-based restricted stock unit awards granted in 2015.

		Company Performance	% of Performance
Performance Metric:	Performance Level	(as a % of target)	Shares Earned
2015-2017 Adjusted EPS	Below Threshold	Less than 75%	0% of target grant
	Threshold	75%	75% of target grant
	Target	100%	100% of target grant
	Maximum	125% or higher	125% of target grant

The following table shows the performance metric, performance levels, the performance levels as a percentage of the target goal, actual performance goals, and the actual percentage of performance-based restricted stock units that were earned based upon achievement of the performance goals.

Performance Metric:	Below Threshold	Threshold Goal	Target Goal	Maximum Goal	Actual Performance
2015-2017 Adjusted EPS	<$2.57	$2.57	$3.42	$4.28	$2.58
% of Performance Shares Earned	0%	75%	100%	125%	75.3%

2018 Long-Term Equity Incentive Compensation

The elements and design of our compensation program will remain the same in 2018, except that we are making changes to our long-term incentive program which we believe will better accomplish our goal of retaining and motivating our executive talent while the Company continues its multi-year transformation to an omni-channel retailer. For 2018, the long-term incentive packages for our executives will be comprised of 25% performance-based restricted stock units, 25% long-term performance-based cash

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Executive Compensation

incentives, and 50% time-based restricted stock units. The financial goals for the performance-based stock units and performance-based cash incentives will be the same and will require achievement of challenging 3-year Adjusted EPS goals. The awards will also include a total shareholder return (“TSR”) modifier such that payouts may be increased or decreased based on Company TSR performance relative to TSR of the Dow Jones U.S. Retail Apparel Index. The long-term incentive program in 2018 will continue to have 50% of its award value dependent on the achievement of challenging performance targets, consistent with our pay-for-performance philosophy, but will now deliver half of the value in the form of equity and half in the form of cash which helps us better manage share usage and overhang. We elected not to award stock options in 2018 and instead award equivalent value in the form of time-based restricted stock units because we believe that the time-based restricted stock units currently serve as a better retention tool during this period of rapid change in the retail sector and while the Company is executing its multi-year transformational strategy to become a leading omni-channel retailer. We also considered that the use of stock options is not prevalent amongst our peer group and that awarding restricted stock units is favorable with respect to share usage and overhang.

CEO REALIZABLE PAY

The following chart shows realizable total direct compensation (“TDC”) at target and actual for Mr. Kornberg in 2015, 2016, and 2017. For 2015, 2016, and 2017, the chart details the significant difference between realizable TDC at target versus actual realizable TDC, which further illustrates the rigor of our performance targets which serve to strongly align CEO pay with the Company’s financial performance.

Realizable TDC is comprised of base salary, short-term cash incentives, and long-term equity incentives (“LTI”). Actual realizable TDC is intended to measure the actual amount of pay Mr. Kornberg can expect to receive from his base salary and performance-based compensation awards. Actual realizable TDC consists of base salary plus actual cash bonus payouts and the actual amount of pay delivered from equity awards including a current estimate of value for awards that have either not yet vested or have not yet been earned. Realizable TDC is supplemental information and should not be considered a substitute for information in the Summary Compensation Table on page 43.

For 2015, 2016, and 2017, actual realizable TDC varied significantly from the total compensation reported in the Summary Compensation Table because the Summary Compensation Table requires the inclusion of the grant date fair value of the performance-based restricted stock units granted to Mr. Kornberg at target, even though Mr. Kornberg only earned approximately 75% of the performance-based restricted stock units granted to him in 2015, is not expected to earn any of the 2016 performance-based restricted stock units, and is currently expected to earn only 80% of the performance-based restricted stock units granted in 2017. The Company’s financial performance will need to significantly improve in order for the 2017 performance-based restricted stock units to vest.

Furthermore, the Summary Compensation Table reports the grant date fair value of stock options as calculated in accordance with GAAP, while actual realizable TDC reflects any amounts actually received by the CEO through the exercise of stock options plus the estimated fair value of outstanding and unexercised stock options as of fiscal year end.

	Realizable TDC at Target				Actual Realizable TDC
Elements of TDC	CEO Compensation			Elements of TDC	CEO Compensation
	2015	2016	2017		2015	2016	2017
Annual Cash				Annual Cash
Base Salary	$900,000	$1,000,000	$1,000,000	Base Salary	$900,000	$1,000,000	$1,000,000
Target Bonus	$1,080,000	$1,300,000	$1,300,000	Actual Bonus Paid(1)	$2,160,000	$0	$417,300
Sub-Total	$1,980,000	$2,300,000	$2,300,000	Sub-Total	$3,060,000	$1,000,000	$1,417,300
LTI Grant Values				LTI Realized Values
Options(1)	$593,917	$749,949	$749,745	Options	$0	$0	$0
Restricted Shares/Units(1)	$1,399,999	$1,749,990	$1,750,001	Restricted Shares/Units	$596,363	$169,699	$0
Performance Shares/Units(1)	$1,999,998	$2,499,995	$2,500,002	Performance Shares/Units	$0	$0	$0
Sub-Total	$3,993,914	$4,999,934	$4,999,748	Sub-Total	$596,363	$169,699	$0
				LTI Unrealized Values
				Options(2)	$80,131	$74,225	$395,300
				Restricted Shares/Units(2)	$285,937	$412,872	$1,235,404
				Performance Shares/Units(2)	$615,165	$0	$1,411,891
				Sub-Total	$981,233	$487,097	$3,042,595
Total TDC	$5,973,914	$7,299,934	$7,299,748	Total TDC	$4,637,596	$1,656,796	$4,459,895
				% of Target TDC	78%	23%	61%
(1)	Reflects amounts disclosed in the Summary Compensation Table on page 43 for the applicable fiscal year.
(2)

Reflects awards disclosed in the Outstanding Equity Awards at Fiscal Year-End table on page 46 and displayed by grant year. Time-based restricted stock units and performance-based restricted stock units are valued using the fiscal year end stock price of $6.65 as of February 3, 2018. The value for the 2017 performance-based restricted stock units is based on the compensation expense that the Company has recorded in association with these awards which as of the end of the 2017 fiscal year estimated a payout percentage of 80% of target. The value for the 2016 performance-based restricted stock units is based on the compensation expense that the Company has recorded in association with these awards which as of the end of the 2017 fiscal year estimated a payout percentage of 0% of target. The value for the 2015 performance-based restricted stock units is based on the actual earn out percentage of 75.3% of target. The values shown for options reflect the Black-Scholes value with share price, volatility, expected term, and risk free rate assumptions as of the Company’s fiscal year end as follows:

•	Fiscal year end stock price of $6.65 as of February 3, 2018.

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•	Volatility of 45.53%, which represents the assumption used for fiscal 2017 awards.
•

Expected term of 4.5 years, 5.3 years, and 5.6 years for the 2015, 2016, and 2017 awards, respectively. These values were calculated by multiplying the ratio of the expected term at grant divided by the original term by the remaining term at February 3, 2018.

•	Risk free rate of 2.52% for the 2015, 2016, and 2017 awards. These values reflect the yield as of February 3, 2018 of a U.S. Treasury Security with a term closest to the expected term of the option.

SPECIAL RETENTION AWARD

In November 2017, the Company granted a $350,000 special cash retention award (“Retention Award”) to Mr. Hilt given his key role in executing the Company’s e-commerce, omni-channel, and customer experience initiatives during the Company’s multi-year transformational strategy to position itself as a leading omni-channel retailer. Pursuant to the Retention Award, an initial amount of $250,000 was paid to Mr. Hilt in fiscal 2017, and the remaining $100,000 was paid in February 2018. In the event Mr. Hilt voluntarily terminates his employment with the Company on or prior to the last day of the Company’s 2019 fiscal year without Good Reason (as defined in Mr. Hilt’s Amended and Restated Severance Agreement), or if Mr. Hilt’s employment with the Company is terminated by the Company for Cause (as defined in Mr. Hilt’s Amended and Restated Severance Agreement), Mr. Hilt must repay the Retention Award to the Company.

ADDITIONAL EXECUTIVE BENEFITS

We provide our executive officers with benefits that the Committee believes are reasonable and in the best interests of the Company and its stockholders. Consistent with our compensation objectives, we provide benefits for our executive officers, including retirement plans, life insurance benefits, housing relocation benefits, and paid time off. The Committee, in its discretion, may revise, amend, or add to an officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies. We do not provide any executive with special perquisites.

We have no current plans to materially change the levels of benefits we provide.

Retirement Plan Benefits

We do not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our associates or the Company at this time. We sponsor a tax-qualified defined contribution retirement plan, and until March 31, 2017, a non-qualified defined contribution retirement plan. Participation in the qualified plan is available to associates who meet certain age and service requirements. Our executive officers participate in these plans based on these requirements. Participation in the non-qualified plan was made available until March 31, 2017 to associates who met certain age, service, and job level requirements. The Company terminated the non-qualified deferred compensation plan, effective March 31, 2017.

Qualified Retirement Plan

The qualified plan is available to all eligible associates, including executive officers, and allows them to elect contributions up to the maximum limits allowable under Section 401(k) of the Code. We match 100% of associate deferrals, up to 4% of compensation not in excess of the IRS Qualified Plan Maximum Compensation Limit. Associates’ contributions and Company matching contributions vest immediately. Please refer to footnote 6 to the Summary Compensation Table on page 43 for details of Company contributions.

Non-Qualified Deferred Compensation Plan

The non-qualified deferred compensation plan was made available until March 31, 2017 to all director-level and above associates. This was an unfunded plan which provided benefits beyond the Code limits for qualified defined contribution plans. The plan permitted participating associates to elect contributions up to a maximum of 3% of compensation in excess of the IRS Qualified Plan Maximum Compensation Limit. We matched 200% of associates’ contributions. The plan also permitted associates to defer additional compensation of up to 75% of base salary and up to 75% of short-term cash incentive compensation of which we did not match. Associates’ accounts were credited with interest using a rate determined annually based on factors or indices, including the borrowing rates available to the Company. The interest rate for the 2017 plan year was 5.2%. Associates’ contributions and the related interest vested immediately. Company contributions and the related interest were subject to a vesting schedule where associates began vesting after two years of service and were fully vested after six years of service. Please refer to footnote 6 to the Summary Compensation Table on page 43 for details of Company contributions.

For cost savings reasons, effective March 31, 2017, the Company terminated the non-qualified deferred compensation plan. Associate contributions and Company matches ceased in March 2017. Outstanding participant balances were distributed in April 2018 after a 12-month waiting period per Internal Revenue Service regulations regarding distributions from supplemental non-qualified plans. Interest continued to accrue on outstanding balances until distribution.

Health and Welfare Benefits

Executive Life Insurance

We provide all executive officers with executive life insurance that offers a benefit equal to two times their annual base salary up to a maximum of $2 million.

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Executive Compensation

Executive Disability Insurance

We provide all executive officers with disability coverage that provides a benefit of 100% base salary continuation for up to 365 days and then 60% of the executive’s base salary plus the annual average of the last three years of cash incentive compensation, up to a maximum benefit of $25,000 per month.

Severance and Post-Employment Benefits

Please refer to “—Potential Payments Upon Termination and Change-in-Control” beginning on page 51 for information regarding severance and post-employment benefits. Please refer to “—Employment Related Agreements” beginning on page 49 for additional information regarding severance and post-employment benefits, including amendments made to the severance provisions of our executive employment agreements in March 2017.

EXECUTIVE COMPENSATION PRACTICES

DETERMINING COMPENSATION FOR THE CEO

The Committee works directly with Frederic W. Cook & Co. (“F.W. Cook”) to obtain independent market data, analysis, and advice related to our CEO’s total compensation package. The Committee, together with F.W. Cook, present a recommended pay package for our CEO to the independent directors of the Board for further review, discussion, and approval. Mr. Kornberg does not participate in any deliberations with regard to his own compensation. The Committee takes multiple factors into consideration when determining the appropriate CEO compensation package, including the CEO’s existing compensation, the Company’s performance, the CEO’s individual performance and qualifications, peer group CEO pay levels, competitor and industry performance, our compensation objectives, and our business and succession plans.

DETERMINING COMPENSATION FOR THE OTHER NEOS

Each year, the Committee approves a compensation package for each of our executive officers, other than the CEO, that is consistent with our compensation objectives. As part of the review and approval process, at the Committee’s request, our CEO and Senior Vice President of Human Resources make recommendations for the upcoming year to the Committee regarding compensation for executive officers other than for the CEO. The recommendations are based on our compensation objectives, individual and Company performance, compensation data compiled from independent third-party executive compensation surveys, publicly available data from our peer group companies, and feedback and insights from management’s compensation consultant, the Hay Group, all of which is summarized by management and shared with the Committee.

The Committee considers individual performance when determining (i) the annual pay increases for NEOs, (ii) the amount of the short-term cash incentive compensation opportunity for NEOs, and (iii) the amount of the long-term incentives awarded to NEOs.

Individual performance is evaluated based upon several individualized leadership factors, including: attaining specific financial and operational objectives; building and developing individual skills and a strong leadership team; execution of the Company’s business strategy; and individual performance relative to job requirements.

The Committee has an opportunity to review, analyze, and discuss the information and recommendations with its independent compensation consultant, F.W. Cook, and outside the presence of management. The Committee gives considerable weight to the CEO’s evaluation of the other NEOs when approving other NEO compensation because of the CEO’s direct knowledge of each executive officer’s performance and contributions.

THE ROLE OF PEER COMPANIES AND BENCHMARKING

How The Peer Group is Determined. The Committee selects our peer group companies based on such factors as business focus, competition for executive talent, geographic proximity of corporate locations, size of business, and publicly available compensation data. The size of the group has been established so as to provide sufficient market data across the range of senior positions at Express. The Committee annually evaluates whether companies should be added or removed from our peer group companies. No changes were made to the Company’s peer group in 2017.

Our peer group is comprised of the following retail companies:

Abercrombie & Fitch	Genesco	Tailored Brands
American Eagle Outfitters	Guess?	The Buckle
Ascena Retail Group	Kate Spade	The Children’s Place Retail Stores
Chico’s FAS	New York and Company	The Finish Line
DSW	Stage Stores	Urban Outfitters

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The following chart compares the Company’s revenue and market capitalization to the median revenue and market capitalization for its peer group.

In Billions	Express	Peer Group Median
Annual Revenue*	$2.1B	$2.3B
Market Capitalization*	$508M	$1.2B
*

Revenue based on publicly available information for the trailing four quarters as of April 16, 2018. Market capitalization is as of February 2, 2018, the last trading day of the Company’s 2017 fiscal year. Information for Kate Spade is as of June 30, 2017. Kate Spade was acquired by Tapestry, Inc. (formerly Coach, Inc.) in July 2017.

How The Peer Group is Used. The Committee reviews both compensation and performance at peer companies to support its decision-making process so it can set total compensation levels that it believes are consistent with our compensation objectives to pay for performance and pay competitively. The Committee does not strictly set compensation at a given level relative to its peers (e.g., median). The pay positioning of individual executives varies based on their competencies, skills, experience, business impact, and performance, as well as internal alignment and pay relationships. Actual total compensation earned may be more or less than target compensation based on Company performance during the performance period.

STOCKHOLDER ENGAGEMENT AND ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2013, we afforded our stockholders the opportunity to cast an advisory vote on how often we should hold an advisory vote on executive compensation (say-on-pay). A majority of our stockholders then voted to hold a say-on-pay vote every year. Accordingly, since 2013 we have offered our stockholders the opportunity to vote annually on the Company’s executive compensation program. The next advisory vote on how often stockholders will have the opportunity to vote on our executive compensation program will take place at our 2019 annual meeting.

At our 2017 annual meeting of stockholders, stockholders demonstrated strong support for our 2016 executive compensation program with over 95% of the votes cast in support of the “say-on-pay” proposal. This level of support matched the level of support received at our 2016 annual meeting.

Our stockholders’ views on corporate governance and executive compensation are important to us and we value and utilize the feedback and insights that we receive. Each year, as part of our annual stockholder engagement cycle, we reach out to our largest stockholders who collectively hold over a majority of the shares of our outstanding common stock, which generally includes approximately our 20 largest stockholders.

We received feedback from several investors that helped to inform our proposal for a new equity incentive plan which is described more fully in “Proposal No. 4: Approval of the Express, Inc. 2018 Incentive Compensation Plan” on page 61. In addition, Mr. Kornberg’s compensation package was originally designed based in part on feedback received from stockholders on our executive compensation in prior years.

For additional information regarding our stockholder engagement process, see “Corporate Governance—Board Practices—Stockholder Engagement,” on page 22.

THE ROLE OF THE COMMITTEE’S COMPENSATION CONSULTANT

The Committee engages its independent executive compensation consultant, F.W. Cook, to advise the Committee about our executive compensation program and practices.

The Committee has determined that the work of F.W. Cook did not raise any conflicts of interest in 2017. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that F.W. Cook does not provide any other services to the Company, the level of fees received from the Company as a percentage of F.W. Cook’s total revenue, policies and procedures employed by F.W. Cook to prevent conflicts of interest, and whether the individual F.W. Cook advisers to the Committee own any of the Company’s stock or have any business or personal relationships with members of the Committee or our executive officers.

ANALYSIS OF RISK IN OUR COMPENSATION PROGRAM

The Committee evaluates the risks of our compensation program as part of its responsibilities. The compensation program is intended to discourage excessive risk taking by executives and associates to obtain short-term benefits that may be harmful to the Company and our stockholders over the long term. We believe that the following elements of our compensation program discourage excessive risk taking:

•

Short-Term/Long-Term Incentive Mix. The mix between short-term cash incentives and long-term equity-based incentives discourages executives and associates from maximizing short-term performance at the expense of long-term performance.

•

Long-Term Incentive Mix. We grant a mixture of long-term equity incentives, which in 2017 were comprised of (i) stock options, (ii) time-based restricted stock units, and (iii) performance-based restricted stock units, because stock options and performance-based restricted stock units alone may lead to increased risk taking and time-based restricted stock awards alone may discourage associates from taking appropriate risks. Our equity incentives have multi-year vesting requirements and

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Executive Compensation

performance-based restricted stock units are subject to performance-based vesting conditions measured over a three-year period. Our long-term incentive awards are designed to incentivize the creation of long-term stockholder value.

•

Short-Term and Long-Term Incentive Program Design. In order to discourage excessive risk taking, both short-term cash incentive compensation awards and long-term performance-based restricted stock awards generally allow for a graduated payout instead of a win or lose payout structure. Each program has a minimum performance threshold below which no payout is earned and a maximum above which no additional payout is earned. In addition, a prorated payout may be earned based on the achievement between threshold and target or achievement between target and maximum.

•

Multiple Performance Measures. In 2017, our short-term cash incentive compensation program had a financial performance target based on operating income and an operational performance target based on cost savings initiatives subject to an Adjusted EBITDA performance hurdle, and our performance-based restricted stock awards had performance targets based on Adjusted EPS. The varied performance measures are designed to discourage participants from focusing on the achievement of one performance measure at the expense of another.

•

Stock Ownership Guidelines. We use meaningful stock ownership guidelines to align our directors’ and executive officers’ interests with our stockholders’ interests and focus our executives on attaining long-term stockholder returns.

•

Clawback and Anti-Hedging and Anti-Pledging Policies. Our clawback policy allows us to adjust and recover any short-term cash incentive compensation paid or the shares vested or to be vested of a performance-based long-term incentive award in the event of a material restatement of the Company’s financial results, which discourages inappropriate risk-taking behavior. Our anti-hedging and anti-pledging policies further align our executives’ and associates’ interests with those of our stockholders.

COMPENSATION CLAWBACK POLICY

The Committee has approved a policy concerning the recovery of incentive compensation. This policy applies to performance-based awards paid to our NEOs as well as other key executives.

Under the policy, in the event of a material restatement of the Company’s financial results, the Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered associate was negligent or engaged in misconduct. If so, and if the amount of a cash incentive award paid or to be paid, or the shares vested or to be vested of a performance-based long-term incentive award would have been less had the financial statements been correct, the Committee will recover compensation from the covered associate as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act, and will be modified to the extent required by the Dodd-Frank Act of 2010.

STOCK OWNERSHIP GUIDELINES

We have stock ownership requirements for our executives to further build commonality of interest between management and stockholders and to encourage executives to think and act like owners. Our current stock ownership guidelines are as follows:

Chief Executive Officer	Lesser of 5x annual base salary or 200,000 shares
Chief Operating Officer	Lesser of 3x annual base salary or 75,000 shares
Other Executive Officers	Lesser of 2x annual base salary or 40,000 shares
Senior Vice Presidents	Lesser of 1x annual base salary or 16,000 shares
Board Members	5x annual retainer

The executives and Board members have five years to meet the guidelines. Under the guidelines, executives and directors are generally not permitted to sell any shares of our common stock until they achieve the ownership guideline and thereafter are only permitted to sell shares of our common stock to the extent that such sale would not cause the executive or director to fall below the ownership guideline. To avoid fluctuating ownership requirements, except upon a promotion, once an individual has achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained. The Committee annually reviews individual executive and director stock ownership levels. During the Committee’s most recent review of ownership levels, it was confirmed that all NEOs and directors currently meet or are on track to meet the applicable ownership guideline.

POLICY REGARDING TIMING OF STOCK-BASED AWARDS

The Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity awards and has adopted a specific policy around this process.

The Committee generally grants equity awards to executive officers annually during the first quarter in a given fiscal year at the Board’s first regularly scheduled in-person meeting for the year. For directors, the Committee generally grants equity awards annually on the date of the Company’s annual meeting of stockholders. To the extent that equity awards are granted at other times throughout the year, such grants are generally made on the 15th calendar day of a month.

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TRADING CONTROLS

Executive officers, including our NEOs, are required to receive pre-approval from the Company’s General Counsel prior to entering into any transactions in Company securities. Generally, trading is permitted only during specified trading periods.

From time to time, certain of our executive officers may adopt non-discretionary, written trading plans that comply with Rule 10b5-1(c) under the Exchange Act (“10b5-1 plans”). 10b5-1 plans permit our executive officers to monetize their equity-based compensation in an automatic and non-discretionary manner over time and are generally adopted for financial planning purposes.

Our Insider Trading Policy requires that our General Counsel pre-approve any new 10b5-1 plan, or any modification or termination of such a plan, and provides that executive officers may enter into or modify a 10b5-1 plan only during an open trading window and while not in possession of material non-public information. Moreover, any 10b5-1 plan must include a waiting period between establishment or modification of the plan and any transaction pursuant to the plan. In addition, our executive officers are generally prohibited from entering into overlapping 10b5-1 plans, engaging in transactions in Company stock outside of any 10b5-1 plan then in effect, and amending or terminating plans absent unforeseen events such as a change in personal financial circumstances.

ACCOUNTING AND TAX CONSIDERATIONS

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, Section 162(m) of the Code disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The Committee has historically designed its compensation programs based on its belief that a substantial portion of the compensation payable to NEOs should be based on the achievement of performance-based targets or otherwise be designed with the intent that such compensation qualify as deductible performance-based compensation under Section 162(m).

The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017.  The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and to apply to certain individuals who were covered employees in years prior to the then-current taxable year.  Although certain transition relief may apply with respect to compensation paid pursuant to certain contracts in effect as of November 2, 2017, ambiguities in the TCJA prevent the Committee from being able to definitively determine what compensation, if any, payable to the covered employees in excess of $1 million will be deductible in future years.  Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. As in prior years, the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Committee determines it is in the Company’s best interests to do so.  Further, taking into account the elimination of the exception for performance-based compensation, the Committee may determine to make changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers. As discussed in more detail in “Proposal No. 4: Approval of the Express, Inc. 2018 Incentive Compensation Plan,” the incentive compensation plan being submitted to stockholders for approval is intended to reflect the changes to Section 162(m) described above.

Compensation and Governance Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended February 3, 2018.

Compensation and Governance Committee
Peter Swinburn, Chair
Terry Davenport

Karen Leever
Mylle Mangum

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Compensation Tables

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

The Summary Compensation Table and the Grants of Plan-Based Awards should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our executive compensation program.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our NEOs during the years ended February 3, 2018, January 28, 2017, and January 30, 2016, referred to as 2017, 2016, and 2015, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David Kornberg	2017	1,019,231	—	4,250,002	749,745	417,300	28,750	14,435	6,479,463
President and CEO	2016	984,615	—	4,249,985	749,949	—	24,851	133,912	6,143,312
	2015	900,000	—	3,399,996	593,917	2,160,000	25,505	101,988	7,181,406
Matthew Moellering	2017	808,250	—	1,104,994	194,933	216,370	24,000	13,934	2,362,481
Executive Vice	2016	789,308	—	1,104,988	194,985	—	20,845	91,483	2,201,609
President and Chief	2015	766,077	—	939,991	149,919	1,307,300	22,091	74,129	3,259,507
Operating Officer
James (“Jim”) Hilt	2017	570,769	250,000	569,504	100,466	107,856	1,572	12,937	1,613,104
Executive Vice
President—Chief Marketing
Officer and eCommerce
Erica McIntyre(7)	2017	577,885	—	569,504	100,466	118,931	3,092	1,016,682	2,386,560
Executive Vice
President—Merchandising

Periclis (“Perry”)	2017	479,519	—	509,999	89,969	99,109	1,862	9,966	1,190,424
Pericleous	2016	441,154	—	467,511	82,493	—	1,399	38,063	1,030,620
Senior Vice President,	2015	361,735	150,000	271,492	73,487	420,000	817	37,171	1,314,702
Chief Financial Officer
and Treasurer
(1)

For 2017, reflects amounts paid to Mr. Hilt in 2017 pursuant to a $350,000 special cash retention award (“Retention Award”) granted to Mr. Hilt given his key role in executing the Company’s e-commerce, omni-channel, and customer experience initiatives during the Company’s multi-year transformational strategy to position itself as a leading omni-channel retailer. An initial amount of $250,000 was paid to Mr. Hilt in fiscal 2017, and the remaining $100,000 was paid in February 2018. In the event Mr. Hilt voluntarily terminates his employment with the Company on or prior to the last day of the Company’s 2019 fiscal year without Good Reason (as defined in Mr. Hilt’s Amended and Restated Severance Agreement), or if Mr. Hilt’s employment with the Company is terminated by Company for Cause (as defined in Mr. Hilt’s Amended and Restated Severance agreement), Mr. Hilt must repay the Retention Award to the Company.

For 2015, includes a special retention bonus awarded to Mr. Pericleous in 2013 that was paid out in 2015.

(2)

Reflects the aggregate grant date fair value of awards granted in the applicable year.  For 2017, the amounts reflect the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units at target. The number of performance-based restricted stock units that vest will be determined based on Adjusted EPS for the three-year period commencing on the first day of the Company’s 2017 fiscal year and ending on the last day of the Company’s 2019 fiscal year, compared to the performance goals established by the Committee. The maximum grant date fair value related to the performance-based restricted stock units was as follows: Mr. Kornberg—$5,000,004; Mr. Moellering—$1,299,998; Mr. Hilt—$670,007; Ms. McIntyre—$670,007; Mr. Pericleous—$599,997. These performance-based restricted stock awards will only be earned if performance significantly improves in 2018 and 2019.

For 2016, the amounts reflect the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units at target. The number of performance-based restricted stock units that vest will be determined based on Adjusted EPS for the three-year period commencing on the first day of the Company’s 2016 fiscal year and ending on the last day of the Company’s 2018 fiscal year, compared to the performance goals established by the Committee. The maximum grant date fair value related to the performance-based restricted stock units was as follows: Mr. Kornberg—$4,999,991; Mr. Moellering—$1,299,983; Mr. Pericleous —$550,021. These performance-based restricted stock awards are not expected to be earned.

For 2015, the amounts reflect the aggregate grant date fair value of time-based restricted stock units and, except for Mr. Pericleous who was not CFO at the time, performance-based restricted stock units at target. The number of performance-based restricted stock units that vested was determined based on Adjusted EPS for the three-year period commencing on the first day of the Company’s 2015 fiscal year and ending on the last day of the Company’s 2017 fiscal year, compared to the performance goals established by the Committee. The maximum grant

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date fair value related to the performance-based restricted stock units was as follows: Mr. Kornberg—$2,500,005; Mr. Moellering—$737,500. These awards were earned at 75.3% of target.

See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance-Based Restricted Stock Units” on page 35 for more detailed information regarding actual and expected payout of the performance-based restricted stock units granted to our NEOs in each of 2017, 2016, and 2015. These values have been determined based on the assumptions and methodologies set forth in Note 10 of the Company’s financial statements included in its Annual Report for the year ended February 3, 2018.

(3)	Reflects grant date fair value using assumptions and methodologies set forth in Note 10 of the Company’s financial statements included in its Annual Report for the year ended February 3, 2018.
(4)

Reflects payouts of 32%, 0%, and 200% of target under our short-term incentive cash program in 2017, 2016, and 2015, respectively. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” on page 32 for more information about our short-term incentive compensation program.

(5)

We do not sponsor any tax-qualified or non-qualified defined benefit retirement plans. For 2017, the amounts shown represent the amount by which earnings of 5.2% on each NEO’s non-qualified deferred compensation account balance exceeded 120% of the applicable federal long-term rate.

(6)	The following table details All Other Compensation paid to each NEO during 2017:

Name	Executive Life and Disability Insurance ($)(a)	Severance ($)(b)	Qualified Retirement Plan Company Match ($)(c)	Total
David Kornberg	2,297	—	12,138	14,435
Matthew Moellering	2,034	—	11,900	13,934
James (“Jim”) Hilt	1,737	—	11,200	12,937
Erica McIntyre	1,744	1,003,200	11,738	1,016,682
Periclis (“Perry”) Pericleous	1,620	—	8,346	9,966
(a)	Amounts represent the annual premiums paid by the Company for executive life insurance and executive disability insurance.
(b)

Reflects amounts accrued in 2017 pursuant to the base salary and short-term incentive compensation continuation benefits Ms. McIntyre is entitled to pursuant to her severance agreement with the Company. See “—Potential Payments Upon Termination and Change-in-Control” beginning on page 51.

(c)

The Company matches 100% of 401(k) deferrals, limited to deferrals of up to 4% of compensation not in excess of the IRS Qualified Plan Maximum Compensation Limit. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Additional Executive Benefits—Retirement Plan Benefits—Qualified Retirement Plan” on page 38.

(7)

Ms. McIntyre left the Company on February 5, 2018 and is entitled to certain severance benefits pursuant to a severance agreement with the Company. See “—Potential Payments Upon Termination and Change-in-Control” beginning on page 53.

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GRANTS OF PLAN-BASED AWARDS

During 2017, each of our NEOs participated in our short-term performance-based cash incentive program under which each NEO was eligible for awards set forth under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” below. For a detailed discussion of our short-term incentives, refer to “—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” beginning on page 32. In addition, our NEOs participated in our long-term equity incentive program under which they were granted equity awards comprised of performance-based restricted stock units, time-based restricted stock units, and stock options. Each NEO is eligible to earn performance-based restricted stock units set forth under “Estimated Future Payouts Under Equity Incentive Plan Awards” below based on achievement of performance goals. For a detailed discussion of our long-term equity incentives, refer to “—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives” beginning on page 34.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(4)
David	—	260,000	1,300,000	2,600,000	—	—	—	—	—	—	—
Kornberg	3/14/2017(1)	—	—	—	132,697	265,393	530,786	—	—	—	2,500,002
	3/14/2017(2)	—	—	—	—	—	—	—	170,843	9.42	749,745
	3/14/2017(3)	—	—	—	—	—	—	185,775	—	—	1,750,000
Matthew	—	134,810	674,050	1,348,100	—	—	—	—	—	—	—
Moellering	3/14/2017(1)	—	—	—	34,501	69,002	138,004	—	—	—	649,999
	3/14/2017(2)	—	—	—	—	—	—	—	44,419	9.42	194,985
	3/14/2017(3)	—	—	—	—	—	—	48,301	—	—	454,995
James	—	67,200	336,000	672,000	—	—	—	—	—	—	—
(“Jim”)	3/14/2017(1)	—	—	—	17,782	35,563	71,126	—	—	—	335,003
Hilt	3/14/2017(2)	—	—	—	—	—	—	—	22,893	9.42	100,466
	3/14/2017(3)	—	—	—	—	—	—	24,894	—	—	234,501
Erica	—	74,100	370,500	741,000	—	—	—	—	—	—	—
McIntyre	3/14/2017(1)	—	—	—	17,782	35,563	71,126	—	—	—	335,003
	3/14/2017(2)	—	—	—	—	—	—	—	22,893	9.42	100,466
	3/14/2017(3)	—	—	—	—	—	—	24,894	—	—	234,501
Periclis	—	61,750	308,750	617,500	—	—	—	—	—	—	—
(“Perry”)	3/14/2017(1)	—	—	—	15,924	31,847	63,694	—	—	—	299,999
Pericleous	3/14/2017(2)	—	—	—	—	—	—	—	20,501	9.42	89,967
	3/14/2017(3)	—	—	—	—	—	—	22,293	—	—	210,000
(1)

Reflects restricted stock units with performance-based and time-based vesting criteria granted under the 2010 Plan. The number of performance-based restricted stock units that vest will be determined based on Adjusted EPS for the three-year period commencing on the first day of the Company’s 2017 fiscal year and ending on the last day of the Company’s 2019 fiscal year, compared to the performance goals established by the Committee. These performance-based awards will not be earned unless performance significantly improves in 2018 and 2019. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance-Based Restricted Stock Units” on page 35 for more information.

(2)	Reflects stock options granted under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, 2020, and 2021.
(3)	Reflects restricted stock units with time-based vesting criteria granted under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, 2020, and 2021.
(4)

Reflects the aggregate grant date fair value of performance-based restricted stock units at target, time-based restricted stock units, and stock options, as applicable. These values have been determined based on the assumptions and methodologies set forth in Note 10 of the Company’s financial statements included in its Annual Report for the year ended February 3, 2018.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth certain information regarding the outstanding equity awards held by each of our NEOs as of February 3, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
David	—	170,843	(1)	—	9.42	3/14/2027	—		—	—		—
Kornberg	—	—		—	—	—	185,775	(2)	1,235,404	—		—
	—	—		—	—	—	—		—	132,697	(3)	882,432
	19,736	59,211	(4)	—	21.14	3/30/2026	—		—	—		—
	—	—		—	—	—	62,086	(5)	412,872	—		—
	—	—		—	—	—	—		—	59,130	(6)	393,211
	38,511	38,511	(7)	—	16.28	3/30/2025	—		—	—		—
	—	—		—	—	—	42,998	(8)	285,937	—		—
	—	—		—	—	—	92,506	(9)	615,165	—		—
	19,537	6,513	(10)	—	15.88	4/1/2024	—		—	—		—
	—	—		—	—	—	5,278	(11)	35,099	—		—
	34,200	—		—	17.49	4/2/2023	—		—	—		—
	27,100	—		—	11.29	10/15/2022	—		—	—		—
	17,260	—		—	25.25	3/22/2022	—		—	—		—
	25,000	—		—	18.51	2/18/2021	—		—	—		—
	50,000	—		—	17.00	5/12/2020	—		—	—		—
Matthew	—	44,419	(1)	—	9.42	3/14/2027	—		—	—		—
Moellering	—	—		—	—	—	48,301	(2)	321,202	—		—
	—	—		—	—	—	—		—	34,501	(3)	229,432
	5,131	15,395	(4)	—	21.14	3/30/2026	—		—	—		—
	—	—		—	—	—	16,143	(5)	107,351	—		—
	—	—		—	—	—	—		—	15,374	(6)	102,234
	9,627	9,628	(7)	—	16.28	3/26/2025	—		—	—		—
	—	—		—	—	—	10,749	(8)	71,481	—		—
	—	—		—	—	—	27,289	(9)	181,475	—		—
	17,483	5,828	(10)	—	15.88	4/1/2024	—		—	—		—
	—	—		—	—	—	4,723	(11)	31,408	—		—
	38,000	—		—	17.49	4/2/2023	—		—	—		—
	30,820	—		—	25.25	3/22/2022	—		—	—		—
	50,000	—		—	18.51	2/18/2021	—		—	—		—
	60,000	—		—	17.00	5/12/2020	—		—	—		—
James	—	22,893	(1)	—	9.42	3/14/2027	—		—	—		—
(“Jim”)	—	—		—	—	—	24,894	(2)	165,545	—		—
Hilt	—	—		—	—	—	—		—	17,782	(3)	118,247
	2,763	8,290	(4)	—	21.14	3/30/2026	—		—	—		—
	—	—		—	—	—	8,692	(5)	57,802	—		—
	—	—		—	—	—	—		—	8,278	(6)	55,049
	5,054	5,055	(7)	—	16.28	3/26/2025	—		—	—		—
	—	—		—	—	—	5,644	(8)	37,533	—		—
	—	—		—	—	—	14,327	(9)	95,272	—		—
	1,050	350	(10)	—	15.88	4/1/2024	—		—	—		—
	—	—		—	—	—	3,750	(11)	24,938	—		—
	11,250	3,750	(12)	—	15.49	3/15/2024	—			—		—
	—	—		—	—	—	284	(13)	1,889	—		—

EXPRESS Notice of 2018 Annual Meeting of Stockholders	46

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Erica	—	22,893	(1)	—	9.42	3/14/2027	—		—	—		—
McIntyre	—	—		—	—	—	24,894	(2)	165,545	—		—
	—	—		—	—	—	—		—	17,782	(3)	118,247
	2,763	8,290	(4)	—	21.14	3/30/2026	—		—	—		—
	—	—		—	—	—	8,692	(5)	57,802	—		—
	—	—		—	—	—	—		—	8,278	(6)	55,049
	3,090	3,091	(7)	—	16.28	3/26/2025	—		—	—		—
	—	—		—	—	—	3,451	(8)	22,949	—		—
	—	—		—	—	—	8,760	(9)	58,252	—		—
	5,245	1,749	(10)	—	15.88	4/1/2024	—		—	—		—
	—	—		—	—	—	1,417	(11)	9,423	—		—
	8,550	—		—	17.49	4/2/2023	—		—	—		—
	7,400	—		—	25.25	3/22/2022	—		—	—		—
	10,000	—		—	18.51	2/18/2021	—		—	—		—
	20,000	—		—	16.53	12/15/2020	—		—	—		—
Periclis	—	20,501	(1)	—	9.42	3/14/2027	—		—	—		—
(“Perry”)	—	—		—	—	—	22,293	(2)	148,248	—		—
Pericleous	—	—		—	—	—	—		—	15,924	(3)	105,891
	2,171	6,513	(4)	—	21.14	3/30/2026	—		—	—		—
	—	—		—	—	—	6,830	(5)	45,420	—		—
	—	—		—	—	—	—		—	6,505	(6)	43,255
	4,263	4,264	(14)	—	18.84	7/15/2025	—		—	—		—
	—	—		—	—	—	4,552	(15)	30,271	—		—
	—	—		—	—	—	3,071	(8)	20,422	—		—
	—	—		—	—	—	1,968	(11)	13,087	—		—
	5,510	—		—	17.49	4/2/2023	—		—	—		—
	3,080	—		—	25.25	3/22/2022	—		—	—		—
	1,500	—		—	18.51	2/18/2021	—		—	—		—
	5,000	—		—	16.53	12/15/2020	—		—	—		—
	875	—		—	17.00	5/12/2020	—		—	—		—
(1)	Reflects stock options granted in 2017 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, 2020, and 2021.
(2)	Reflects restricted stock units granted in 2017 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, 2020 and 2021.
(3)

Reflects the number of restricted stock units with performance-based and time-based vesting criteria granted in 2017 under the 2010 Plan that would be earned at the threshold performance level. The number of performance-based restricted stock units that are actually earned will be determined based on the Company’s Adjusted EPS for the three-year period commencing on the first day of the Company’s 2017 fiscal year and ending on the last day of the Company’s 2019 fiscal year, compared to the performance goals established by the Committee. The earned portion of these awards vest on April 15, 2020. These performance-based awards will not be earned unless performance significantly improves in 2018 and 2019. See “— Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives— Performance-Based Restricted Stock Units—2017 Performance-Based Restricted Stock Units” on page 35 for further information regarding these awards

(4)	Reflects stock options granted in 2016 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, and 2020.
(5)	Reflects restricted stock units granted in 2016 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018, 2019, and 2020.
(6)

Reflects the number of restricted stock units with performance-based and time-based vesting criteria granted in 2016 under the 2010 Plan that would be earned at the threshold performance level. The number of performance-based restricted stock units that are actually earned will be determined based on the Company’s Adjusted EPS for the three-year period commencing on the first day of the Company’s 2016 fiscal year and ending on the last day of the Company’s 2018 fiscal year, compared to the performance goals established by the Committee. The earned portion of these awards vest on April 15, 2019. These performance-based awards are not expected to be earned. See “— Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—

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Executive Compensation

Performance-Based Restricted Stock Units—2016 Performance-Based Restricted Stock Units” on page 36 for further information regarding these awards.
(7)	Reflects stock options granted in 2015 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018 and 2019.
(8)	Reflects restricted stock units granted in 2015 under the 2010 Plan. These awards vest in equal installments on each of April 15, 2018 and 2019.
(9)

Reflects the number of restricted stock units with performance-based and time-based vesting criteria granted in 2015 under the 2010 Plan that were earned based on the Company’s Adjusted EPS for the three-year period commencing on the first day of the Company’s 2015 fiscal year and ending on the last day of the Company’s 2017 fiscal year, compared to the performance goals established by the Committee. These performance-based awards were earned at 75.3% of target The earned portion of these awards vested on April 15, 2018. See “— Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance-Based Restricted Stock Units—2015 Performance-Based Restricted Stock Units” on page 36 for further information regarding these awards.

(10)	Reflects stock options granted in 2014 under the 2010 Plan. These awards vested on April 15, 2018.
(11)	Reflects restricted stock units granted in 2014 under the 2010 Plan. These awards vested on April 15, 2018.
(12)	Reflects stock options granted in 2014 under the 2010 Plan. These awards vested on March 15, 2018.
(13)	Reflects restricted stock units granted in 2014 under the 2010 Plan. These awards vested on March 15, 2018.
(14)	Reflects stock options granted in 2015 under the 2010 Plan. These awards vest in equal installments on each of July 15, 2018 and 2019.
(15)	Reflects restricted stock units granted in 2015 under the 2010 Plan. These awards vest in equal installments on each of July 15, 2018 and 2019.
(16)	Based on the February 3, 2018 closing stock price of $6.65.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to stock options exercised and stock awards that vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David Kornberg	—	—	63,260	518,732
Matthew Moellering	—	—	29,606	242,769
James (“Jim”) Hilt	—	—	10,602	91,774
Erica McIntyre	—	—	10,277	84,271
Periclis (“Perry”) Pericleous	—	—	9,404	74,083
(1)	Amounts reflect the market value of our common stock on the day the stock award vested.

PENSION BENEFITS

We do not sponsor any qualified or non-qualified defined benefit plans. The Board or Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in the Company’s best interest.

DEFERRED COMPENSATION

The non-qualified deferred compensation plan that we provided for our executive officers was terminated effective March 31, 2017. Interest continued to accrue on outstanding balances until distribution in April 2018. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Additional Executive Benefits—Retirement Plan Benefits—Non-Qualified Deferred Compensation Plan” on page 38. The following table provides the figures related to our Non-Qualified Deferred Compensation Plan for 2017.

Name	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year End ($)
David Kornberg	—	—	99,402	—	1,815,922
Matthew Moellering	—	—	82,978	—	1,515,894
James (“Jim”) Hilt	—	—	5,436	—	99,313
Erica McIntyre	—	—	10,690	—	195,284
Periclis (“Perry") Pericleous	—	—	6,439	—	117,627
(1)	The above-market portion of these earnings was included in the Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	48

Executive Compensation

Employment Related Agreements

DAVID KORNBERG

Prior to our IPO, as part of our executive retention strategy, we entered into an employment agreement with Mr. Kornberg. In connection with Mr. Kornberg’s promotion from President to President and CEO, we entered into a second amended and restated employment agreement with Mr. Kornberg, effective January 30, 2015. The amended and restated employment agreement may be terminated at any time by us or Mr. Kornberg.

The amended and restated employment agreement provides for an annual base salary that is subject to annual review for potential increase, as well as short-term, performance-based cash incentive payment opportunities for each six-month operating season based on a percentage of Mr. Kornberg’s base salary. See, “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” on page 32.

In addition, the amended and restated employment agreement provides that Mr. Kornberg is eligible for equity-based compensation awards that are commensurate with his performance and position. Mr. Kornberg is also entitled to participate in all employee benefit plans that we maintain and make available to our senior executives and is entitled to paid time off in accordance with our policies as in effect from time to time.

The amended and restated employment agreement includes customary restrictions with respect to the use of our confidential information and provides that all intellectual property developed or conceived by Mr. Kornberg while he is employed by us that relates to our business is Company property. During Mr. Kornberg’s term of employment with us and during the 12-month period immediately thereafter, Mr. Kornberg has agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business.

If Mr. Kornberg’s employment is terminated by the Company other than for Cause, or by Mr. Kornberg for Good Reason, and Mr. Kornberg signs a general release, then Mr. Kornberg will be entitled to receive (1) his base salary and medical and dental benefits for 18 months following separation from the Company; (2) any unpaid bonus for any performance period ending prior to his separation from the Company, plus a pro rata amount of any actual bonus amount he would have been entitled to for the performance period in which a separation from the Company occurs had his employment continued, plus an amount equal to 1.5 times the target bonus he would have been entitled to had his employment continued for one year beyond his separation from the Company; and (3) accelerated vesting of any cash or equity awards that would have otherwise vested in the 18 months following separation from the Company.

In the event that Mr. Kornberg’s employment with the Company is terminated by the Company other than for Cause, or by Mr. Kornberg for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2010 Plan), and Mr. Kornberg signs a general release, then Mr. Kornberg will be entitled to (1) a one-time payment equal to two times his annual base salary, plus any unpaid bonus for any performance period terminating prior to separation from the Company, plus a pro rata amount of any actual bonus amount he would have been entitled to for the performance period in which a separation from the Company occurs had his employment continued, plus an amount equal to two times the target bonus he would have been entitled to had his employment continued for one year beyond his separation from the Company; (2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based stock awards).

“Good Reason” under the employment agreement includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation more than 60 miles from Mr. Kornberg’s principal residence, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under the employment agreement generally includes (1) failure by the executive to perform his or her material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

MATTHEW MOELLERING

Prior to our IPO, as part of our executive retention strategy, we entered into an employment agreement with Mr. Moellering. The employment agreement may be terminated at any time by us or Mr. Moellering.

The employment agreement provides for an annual base salary that is subject to annual review for potential increase, as well as short-term, performance-based cash incentive payment opportunities for each six-month operating season based on a percentage of Mr. Moellering’s base salary. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentive Program” on page 32.

In addition, the employment agreement provides that Mr. Moellering is eligible for equity-based compensation awards that are commensurate with his performance and position. Mr. Moellering is also entitled to participate in all employee benefit plans that we maintain and make available to our senior executives and is entitled to paid time off in accordance with our policies as in effect from time to time.

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Executive Compensation

The employment agreement includes customary restrictions with respect to the use of our confidential information and provides that all intellectual property developed or conceived by Mr. Moellering while he is employed by us that relates to our business is Company property. During Mr. Moellering’s term of employment with us and during the 12-month period immediately thereafter, Mr. Moellering has agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business.

In April 2013, as part of the Committee’s annual review of executive compensation arrangements, the Committee approved changes to the severance arrangements for Mr. Moellering in order to make them more competitive and to bring them in-line with the severance arrangements offered by the Company’s peer group.

Under the amended and restated employment agreement, if Mr. Moellering’s employment with the Company is terminated by the Company other than for Cause, or by Mr. Moellering for Good Reason, and Mr. Moellering signs a general release, then Mr. Moellering will be entitled to receive his base salary and medical and dental benefits for 18 months following separation from the Company. In addition, Mr. Moellering will also be entitled to receive the amount of cash incentive compensation that he would have otherwise received during the 12-month period following separation from the Company.

In the event that Mr. Moellering’s employment is terminated by the Company other than for Cause, or by Mr. Moellering for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2010 Plan), and Mr. Moellering signs a general release, then Mr. Moellering will be entitled to (1) a one-time payment equal to (a) two times Mr. Moellering’s annual base salary, plus (b) 1.5 times Mr. Moellering’s annual cash incentive compensation at target; (2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based stock awards).

In March 2017, the Committee approved changes to Mr. Moellering’s amended and restated employment agreement as part of the Committee’s annual review of executive compensation arrangements solely for the purpose of modifying the definition of “Good Reason” with respect to relocation to better align with market practice and make consistent with Mr. Kornberg’s employment agreement. Prior to the amendment, a required relocation outside the U.S. qualified as “Good Reason.” Under the new definition, a required relocation outside of a 60-mile radius of Mr. Moellering’s current residence qualifies as “Good Reason.”

“Good Reason” as amended, under the employment agreements generally includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation of more than 60 miles from Mr. Moellering’s current residence, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under the employment agreement generally includes (1) failure by the executive to perform his or her material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

OTHER SEVERANCE AGREEMENTS

We entered into a severance agreement with Mr. Hilt in April 2015 in connection with his promotion to Executive Vice President, Chief Marketing Officer and eCommerce. We entered into a severance agreement with Mr. Pericleous in July 2015 in connection with his promotion to Senior Vice President, Chief Financial Officer and Treasurer. We entered into a severance agreement with Ms. McIntyre in January 2016 in connection with her promotion to Executive Vice President – Merchandising. The severance agreements include customary restrictions with respect to the use of our confidential information and provide that all intellectual property developed or conceived by the executive while the executive is employed by us which relates to our business is Company property. Each executive has also agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business during the term of the executive’s employment and during the 12-month period immediately thereafter.

Under the severance agreements, if the executive’s employment with the Company is terminated by the Company other than for Cause, or by the executive for Good Reason, and the executive signs a general release, then the executive will be entitled to receive his or her base salary and medical and dental benefits for 18 months following separation from the Company. In addition, the executive will also be entitled to receive the amount of cash incentive compensation that the executive would have otherwise received during the 12-month period following separation from the Company.

In the event that the executive’s employment is terminated by the Company other than for Cause, or by the executive for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2010 Plan), and the executive signs a general release, then the executive will be entitled to (1) a one-time payment equal to (a) two times the executive’s annual base salary, plus (b) 1.5 times the executive’s annual cash incentive compensation at target; (2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based stock awards).

EXPRESS Notice of 2018 Annual Meeting of Stockholders	50

Executive Compensation

In March 2017, the Committee approved changes to the severance agreements as part of the Committee’s annual review of executive compensation arrangements solely for the purpose of modifying the definition of “Good Reason” with respect to relocation to better align with market practice and make consistent with Mr. Kornberg’s employment agreement. Prior to the amendment, a required relocation outside the U.S. qualified as “Good Reason.” Under the new definition, a required relocation outside of a 60-mile radius of the executive’s current residence qualifies as “Good Reason.”

“Good Reason” as amended, under the severance agreement generally includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation of more than 60 miles from the executive’s current residence (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under the severance agreement generally includes (1) failure to perform material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

INDEMNIFICATION AGREEMENTS

We are party to indemnification agreements with each of our NEOs and directors. The indemnification agreements provide our NEOs and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Our Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Potential Payments Upon Termination and Change-in-Control

The information below describes and quantifies certain compensation that would have become payable under employment and severance agreements with our NEOs if their employment with us had been terminated as of February 3, 2018. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed upon a termination or change-in-control may be different. Factors that could affect these amounts include the timing during the year of any such event. Further, the information below does not incorporate changes to base salary, cash incentive compensation, bonus opportunities, and equity awards granted after February 3, 2018.

DAVID KORNBERG

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(7)		Death ($)
Base Salary	—	1,500,000	(1)	—		1,000,000		—
Bonus	—	2,361,450	(2)	5,011,450	(5)	—		—
Total Cash Severance (sub-total)	—	3,861,450		5,011,450		1,000,000		—
Value of Accelerated Equity	—	2,615,565	(3)	5,337,549	(6)	5,166,292	(8)	5,166,292
Benefits and Perquisites	—	26,513	(4)	26,513	(4)	6,127		—
Total Severance	—	6,503,528		10,375,512		6,172,419		5,166,292
(1)	Represents 18 months of salary continuation.
(2)	This amount includes the Fall 2017 short-term performance-based cash incentive award payout of $417,300 plus 1.5 times the annual short- term performance-based cash incentive compensation at target.
(3)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share. Amount represents the value of equity awards that would have otherwise vested in the 18 months following separation from the Company.

(4)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.
(5)

Represents the Fall 2017 short-term performance-based cash incentive award payout of $417,300 plus a lump sum payment equal to two times annual base salary and two times the annual short-term performance-based cash incentive compensation target.

(6)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share. Amount represents the value of all unvested equity as of February 3, 2018 (at target in the case of performance-based restricted stock units).

(7)

If Mr. Kornberg became permanently and totally disabled on February 3, 2018, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(8)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share and reflects the vesting of all unvested equity awards (at target in the case of performance-based restricted stock units).

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Executive Compensation

MATTHEW MOELLERING

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(6)		Death ($)
Base Salary	—	1,189,500	(1)	—		793,000		—
Bonus	—	482,957	(2)	2,597,075	(4)	—		—
Total Cash Severance (sub-total)	—	1,672,457		2,597,075		793,000		—
Value of Accelerated Equity	—	—		1,435,775	(5)	1,376,247	(7)	1,376,247	(7)
Benefits and Perquisites	—	22,942	(3)	22,942	(3)	6,181		—
Total Severance	—	1,695,399		4,055,792		2,175,428		1,376,247
(1)	Represents 18 months of salary continuation.
(2)

This amount includes the Fall 2017 performance-based short-term cash incentive award payout of $216,370 and the Spring 2018 performance-based short-term cash incentive award estimated at 100% of target.

(3)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.
(4)	Represents a lump sum payment equal to two times annual base salary and 1.5 times the annual short-term performance-based cash incentive compensation target.
(5)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share. Amount represents the value of all unvested equity as of February 3, 2018 (at target in the case of performance-based restricted stock units).

(6)

If Mr. Moellering became permanently and totally disabled on February 3, 2018, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(7)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share and reflects the vesting of all unvested equity awards (estimated at target in the case of performance-based restricted stock units).

JAMES (“JIM”) HILT

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(6)		Death ($)
Base Salary	—	840,000	(1)	—		560,000		—
Bonus	—	240,744	(2)	1,624,000	(4)	—		—
Total Cash Severance (sub-total)	—	1,080,744		1,624,000		560,000		—
Value of Accelerated Equity	—	—		760,820	(5)	729,569	(7)	729,569	(7)
Benefits and Perquisites	—	26,513	(3)	26,513	(3)	5,848		—
Total Severance	—	1,107,257		2,411,333		1,295,417		729,569
(1)	Represents 18 months of salary continuation.
(2)

This amount includes the Fall 2017 short-term performance-based cash incentive award payout of $107,856 and the Spring 2018 short-term performance-based cash incentive award estimated at 100% of target.

(3)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.
(4)	Represents a lump sum payment equal to two times annual base salary and 1.5 times the annual short-term performance-based cash incentive compensation target.
(5)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share. Amount represents the value of all unvested equity as of February 3, 2018 (at target in the case of performance-based restricted stock units).

(6)

If Mr. Hilt became permanently and totally disabled on February 3, 2018, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	52

Executive Compensation

(7)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share and reflects the vesting of all unvested equity awards (estimated at target in the case of performance-based restricted stock units).

ERICA MCINTYRE

Ms. McIntyre left the Company on February 5, 2018. Pursuant to her severance agreement with the Company, Ms. McIntyre will receive: 18 months of salary continuation equal to $855,000; the Fall 2017 short-term performance-based cash incentive payout she would have received had her employment continued in the amount of $118,931; and the Spring 2018 short-term performance-based cash incentive payout she would have received had her employment continued which will be determined after the Spring 2018 season has concluded and at 100% of target would be equal to $148,200. Ms. McIntyre is also entitled to continuation of medical and dental benefits for herself and her dependents for a period of 18 months which we estimate to be approximately $26,513.

PERICLIS (“PERRY”) PERICLEOUS

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(6)		Death ($)
Base Salary	—	712,500	(1)	—		475,000		—
Bonus	—	221,219	(2)	1,413,125	(4)	—		—
Total Cash Severance (sub-total)	—	933,719		1,413,125		475,000		—
Value of Accelerated Equity	—	—		555,741	(5)	555,741	(7)	555,741	(7)
Benefits and Perquisites	—	22,942	(3)	22,942	(3)	5,978		—
Total Severance	—	956,661		1,991,808		1,036,719		555,741
(1)	Represents 18 months of salary continuation.
(2)

This amount includes the Fall 2017 short-term performance-based cash incentive award payout of $99,109 and the Spring 2018 short-term performance-based cash incentive award estimated at 100% of target.

(3)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.
(4)	Represents a lump sum payment equal to two times annual base salary and 1.5 times the annual short-term performance-based cash incentive compensation target.
(5)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share. Amount represents the value of all unvested equity as of February 3, 2018 (at target in the case of performance-based restricted stock units).

(6)

If Mr. Pericleous became permanently and totally disabled on February 3, 2018, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(7)

The value of accelerated equity is based on the February 2, 2018 closing stock price of $6.65 per share and reflects the vesting of all unvested equity awards (estimated at target in the case of performance-based restricted stock units).

53	www.express.com

Executive Compensation

CEO Compensation Relative to Median Company Employee

CEO compensation for 2017 as reflected in the Summary Compensation Table was $6,479,463. As of the last day of fiscal year 2017, the Company employed 16,009 associates, approximately 3,322 of whom were full-time employees and 12,687 of whom were part-time employees. The Company determined that the median Company associate, excluding the CEO, is a part-time employee who makes approximately $6,339 per year.  As a result, CEO compensation in 2017 was approximately 1,022 times that of the median annual compensation for all other associates.

The median employee was selected from the population of employees, excluding the CEO, that were employed on the last day of the Company’s 2017 fiscal year based on taxable wages earned by such persons during calendar year 2017. The Company annualized the taxable wages of employees who were hired in the middle of calendar year 2017 using such person’s standard working hours. The Company believes that its determination of the median employee is reasonable based on guidance issued by the SEC. SEC rules for identifying the median employee allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	54

Stock Ownership Information

The following table sets forth information regarding beneficial ownership of our common stock, as of April 16, 2018, for (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each director, director nominee, and named executive officer, and (3) all directors and executive officers as a group.

Beneficial ownership for purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 16, 2018 and common stock issuable upon the vesting of restricted stock units within 60 days are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for purposes of computing the percentage ownership of that person and any group of which that person is a member. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 75,337,294 shares of common stock outstanding for stockholders other than our executive officers and directors. Percentage of beneficial ownership of our executive officers and directors is based on 75,337,294 shares of common stock outstanding plus options currently exercisable or exercisable within 60 days of April 16, 2018 and restricted stock units scheduled to vest within 60 days of April 16, 2018 held by any executive officer or director included in the group for which percentage ownership has been calculated. Except as disclosed in the footnotes to the following table and subject to applicable community property laws, we believe that each stockholder identified in the following table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the following table or footnotes below, the address for each beneficial owner is c/o Express, Inc., 1 Express Drive, Columbus, Ohio 43230.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
5% Stockholders:
Blackrock, Inc.(1)	10,091,669	13.4%
The Vanguard Group, Inc.(2)	6,983,852	9.3%
Dimensional Fund Advisors LP(3)	6,595,651	8.8%
Named Executive Officers and Directors:
David Kornberg(4)	656,545	*
Matthew Moellering(5)	480,697	*
James (“Jim”) Hilt(6)	70,773	*
Periclis Pericleous(7)	54,497	*
Michael Archbold(8)	53,532	*
Terry Davenport(8)	23,978	*
Michael F. Devine(9)	67,731	*
Karen Leever(8)	25,871	*
Mylle Mangum(10)	68,936	*
Peter Swinburn(8)	53,532	*
All Current Directors and Executive Officers as a Group (14 persons)	2,426,149	3.2%

(1)

Based on a Schedule 13G/A filed with the SEC by Blackrock, Inc. and its subsidiaries (collectively “Blackrock”) on January 23, 2018. As of December 31, 2017, Blackrock is the beneficial owner of 10,091,699 shares, as to which it has sole voting power as to 9,882,277 shares and sole dispositive power as to all of such shares. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(2)

Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February 9, 2018. As of December 31, 2017, the Vanguard Group, Inc. beneficially owns 6,983,852 shares of common stock as to which it has sole voting power over 88,997 shares, shared voting power over 10,284 shares, sole dispositive power over 6,893,271 shares, and shared dispositive power over 90,581 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 80,297 shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 18,984 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP or its subsidiaries (the “Dimensional Funds”) on February 9, 2018. As of December 31, 2017, the Dimensional Funds are beneficial owners of 6,595,651 shares, as to which the Dimensional Funds have sole voting power over 6,288,634 shares and sole dispositive power as to all shares. The address for Dimensional Funds is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)	Includes 319,559 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 16, 2018.

55	www.express.com

Stock Ownership Information

(5)	Includes 237,939 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 16, 2018.
(6)	Includes 35,230 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 16, 2018.
(7)	Includes 29,695 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 16, 2018.
(8)	Includes 18,797 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 16, 2018.
(9)

Includes (a) 10,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable and (b) 18,797 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 16, 2018.

(10)

Includes (a) 2,500 shares of common stock issuable upon the exercise of stock options that are currently exercisable and (b) 24,812 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 16, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than ten percent of Express common stock to file with the SEC reports of their initial ownership and changes in their ownership of Express stock and other equity securities. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2017.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	56

Audit Committee

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee, among other things, assists the Board in its oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee relies on the expertise and knowledge of management, the internal audit function, and the independent auditor in carrying out these oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control.

The Company’s independent auditor, PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as the Company’s independent auditor since 2008. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. PricewaterhouseCoopers LLP is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2017 with management.
2.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.

The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2018 for filing with the SEC.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mr. Archbold, Mr. Devine, and Ms. Mangum are audit committee financial experts under SEC rules and have accounting or related financial management expertise.

Audit Committee

Michael F. Devine, Chair
Michael Archbold
Mylle Mangum

57	www.express.com

Audit Committee

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our independent auditor, in 2017 and 2016:

	Fees
Services Rendered	2017	2016
Audit Fees(1)	$1,315,000	$1,400,675
Audit-Related Fees(2)	$25,000	$9,500
Tax Fees	$—	$—
All Other Fees(3)	$4,500	$3,600
Total	$1,344,500	$1,413,775

(1)	Audit Fees for 2017 and 2016 represent fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements.
(2)

Audit-Related Fees for 2017 and 2016 represent fees for consultation concerning the implementation of the new revenue recognition accounting standard and internal control of financial reporting associated with new system implementations, respectively.

(3)	All other fees for 2017 and 2016 represent subscription fees for software to assist management with its financial reporting obligations.

We have a policy that requires the Audit Committee, or the Audit Committee Chair under a limited delegation of authority from the Audit Committee, to pre-approve all audit and non-audit services to be provided by our independent auditor and to consider whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor in deciding whether to approve non-audit services. Any pre-approvals made by the Audit Committee Chair under the limited delegation of authority are reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent auditor in 2017 and 2016 were pre-approved in accordance with the policy. As a general matter, it is the Audit Committee’s preference that any non-audit services be provided by a firm other than our independent auditor absent special circumstances.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	58

Advisory Vote to Approve Executive Compensation
(Say-on-Pay) (Proposal No. 2)

We are seeking an advisory (non-binding) vote from our stockholders to approve the compensation of our named executive officers (our “NEOs”) for 2017 as disclosed in this proxy statement. At our 2017 annual meeting of stockholders, stockholders demonstrated strong support for our 2016 executive compensation program with over 95% of the votes cast in support of the “say-on-pay” proposal. For 2017, the overall compensation design for our CEO and other named executive officers remained the same as the prior year, with competitive target pay opportunities combined with rigorous performance targets reflecting our commitment to pay-for-performance.

In deciding how to vote on this proposal, we urge our stockholders to read the “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, which describes in more detail our compensation objectives and the elements of our executive compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative appearing on pages 43 through 48, which provide additional information on the compensation of our NEOs.

We are asking stockholders to approve, on an advisory basis, the compensation of our NEOs for 2017 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the notes and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our NEOs as described in this proxy statement.

Although this vote is non-binding, the Board and the Compensation and Governance Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions concerning executive compensation. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board or the Compensation and Governance Committee at any time throughout the year. Please refer to “Corporate Governance—Board Practices—Communications with the Board” on page 22 of this proxy statement for information about communicating with the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

59	www.express.com

Ratification of PricewaterhouseCoopers LLP

as the Company’s Independent Registered

Public Accounting Firm for 2018

(Proposal No. 3)

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as our independent auditor for 2018. PricewaterhouseCoopers LLP has served in this capacity for us since 2008. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that result. Even if stockholders ratify the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2018 if it determines that such a change would be in the best interests of the Company and our stockholders.

Additional information concerning the Audit Committee and services rendered by and fees paid to PricewaterhouseCoopers LLP is presented on pages 57 and 58. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	60

Approval of the

Express, Inc. 2018 Incentive Compensation Plan

(Proposal No. 4)

We are asking stockholders to approve the Express, Inc. 2018 Incentive Compensation Plan (the “2018 Plan”). As of April 30, 2018, upon the recommendation of the Compensation and Governance Committee (for purposes of this proposal, the “Committee”), the Board unanimously approved and adopted, subject to stockholder approval, the 2018 Plan to replace our current incentive plan, the Express, Inc. 2010 Incentive Compensation Plan, as amended and restated from time to time (the “2010 Plan”).  The Board is recommending that Company stockholders vote in favor of the 2018 Plan, which will succeed in its entirety the 2010 Plan. The 2018 Plan will afford the Company the ability to provide certain employees and consultants of the Company and its affiliates and the Company’s non-employee directors (“Participants”) with the opportunity to receive stock-based and cash-based incentive awards in order to attract, motivate, and help retain qualified individuals and to align their interests with the interests of the Company’s stockholders.  You are being asked to approve the 2018 Plan.

If the 2018 Plan is approved by our stockholders at the 2018 Annual Meeting, it will become effective as of the day of the 2018 Annual Meeting, no further grants will be made on or after such date under the 2010 Plan, and the 2010 Plan will remain in existence solely for the purpose of governing the terms of awards that have already been granted thereunder.  If the 2018 Plan is not approved by our stockholders, no awards will be made under the 2018 Plan and the 2010 Plan will remain in effect.

Our principal reason for adopting and seeking stockholder approval of the 2018 Plan is to increase the number of shares of our common stock, $0.01 par value per share (“Common Stock”), available for equity-based awards by 2,400,000 shares prior to making our annual grant of equity awards to Participants in 2019. As of April 16, 2018, only 1,524,507 shares reserved for issuance under the 2010 Plan remained, which is not expected to be enough to allow us to make our annual grant of equity awards to Participants in 2019. In determining the number of shares of Common Stock to request for approval under the 2018 Plan, the Company’s management team worked with the Committee, the Committee’s independent compensation consultant, and other advisors to evaluate a number of factors, including the Company’s recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal. The Company also considered information gathered from stockholders as part of the Company’s stockholder engagement program. The Company currently anticipates that the Common Stock requested in connection with the approval of the 2018 Plan will last through 2019, based on its historic grant practices and the approximate current Common Stock price per share, and that the Company will need to request approval for additional shares at its 2019 annual meeting in order to be able to make its annual grants in 2020.

Our ability to create long-term value for our stockholders continues to depend on our ability to successfully execute our growth strategy which depends on our ability to attract, motivate, and retain highly skilled executives, employees, and directors. Our compensation programs, including our ability to continue issuing equity-based awards, play a key role in attracting, motivating, and retaining talent. If the Company is unable to continue issuing equity awards, the Company will be at a significant competitive disadvantage and we expect that the equity-based components of our compensation program would need to be replaced with cash incentives which don’t offer the same benefits with respect to stockholder alignment.

We believe that the Company’s equity compensation practices reflect the Company’s commitments to pay-for-performance, to pay competitively, and to pay responsibly. Equity-based awards support our pay-for-performance philosophy by linking compensation with long-term stockholder value creation, motivating Participants to create long-term stockholder value, and rewarding Participants based on the Company’s performance. As discussed in further detail in the section entitled, “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation packages for our Chief Executive Officer and other named executive officers, with a meaningful portion of equity awards issued in the form of performance-based restricted stock units which vest only upon the achievement of rigorous performance targets. Furthermore, we have multi-year vesting for equity awards to executives and other employees and we have stock ownership guidelines for directors and executives to align the interests of our directors and officers with stockholders. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentives” beginning on page 34 for additional information regarding long-term equity incentives, and “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Practices—Stock Ownership Guidelines” on page 41 for additional information regarding our stock ownership guidelines.

We recognize that equity compensation awards dilute stockholders’ equity and are committed to responsible management of our equity compensation programs. Our average burn rate from 2015 through 2017 was 3.0% and total grant date fair value was approximately the same amount in each year at approximately $22 million in each year. We believe that our compensation practices are competitive and consistent with market practices and that our historical share utilization has been responsible and mindful of stockholder interests.

The Board recommends that you vote to approve the 2018 Plan. The actual text of the 2018 Plan is attached to this proxy statement as Appendix B and a summary of the 2018 Plan can be found starting on page 73.

61	www.express.com

Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

Information About Dilution and the 2010 and 2018 Plans

As of April 16, 2018, 1,524,507 shares of Common Stock remained available for awards under the 2010 Plan, which assumes that the maximum number of shares are earned in connection with outstanding performance-based restricted stock unit awards.

If stockholders approve the 2018 Plan, all of the shares of Common Stock remaining available under the 2010 Plan will transfer to the 2018 Plan, no more awards will be issued under the 2010 Plan, and the 2018 Plan will have 2,400,000 new shares available for equity-based awards plus all of the remaining available shares that transferred from the 2010 Plan.

The following sets forth information about the equity awards outstanding under the 2010 Plan as of April 16, 2018. As of that date, the Company had approximately 75,337,294 shares of Common Stock outstanding.

Outstanding Stock Options	Outstanding Performance-Based Restricted Stock Units(1)	Outstanding Time-Based Restricted Stock Units	Total Outstanding Awards
2,572,827 Weighted Average Exercise Price: $16.47 Average Remaining Term: 5.4 years 3.4% of outstanding shares of Common Stock	3,065,706 4.1% of outstanding shares of Common Stock	3,308,621 4.4% of outstanding shares of Common Stock	8,947,154 11.9% of outstanding shares of Common Stock
(1)	Assumes that the maximum number of shares are earned in connection with outstanding performance-based restricted stock unit awards.

The following includes aggregated information regarding the overhang and dilution associated with the 2010 Plan, and the potential stockholder dilution that would result if the proposed authorization of additional shares of Common Stock under the 2018 Plan is approved. The following information is as of April 16, 2018.

Number of Shares of Common Stock Subject to Outstanding Awards (A)	Number of Shares Available for Future Awards under the 2010 Plan (Which Will Transfer to the 2018 Plan if Approved) (1) (B)	Existing Overhang from 2010 Plan (Sum of Columns (A) and (B))	Proposed Number of New Shares Available for Future Awards under the 2018 Plan (C)	Overhang if 2018 Plan is Approved (Sum of Columns (A) and (B) and (C))
8,947,154 11.9% of outstanding shares of Common Stock	1,524,507 2.0% of outstanding shares of Common Stock	10,471,661 13.9% of outstanding shares of Common Stock	2,400,000 3.0% of outstanding shares of Common Stock	12,871,661 17.0% of outstanding shares of Common Stock
(1)	Assumes that the maximum number of shares are earned in connection with outstanding performance-based restricted stock unit awards.

Based on the New York Stock Exchange’s closing price of our Common Stock on April 16, 2018 of $7.81 per share, the aggregate market value as of April 16, 2018 of the 2,400,000 shares of Common Stock requested for new awards under the 2018 Plan is $18,744,000.

As shown in the following table, for the three-year fiscal period 2015-2017, our average burn rate was 3.0%. Although the burn rate significantly increased in 2017, the fair value of equity awards granted in 2017 remained approximately the same as in 2015 and 2016.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	62

Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

	Options Granted	Time-Based Restricted Stock Units Granted	Target Performance- Based Restricted Stock Units Granted(1)	Performance- Based Restricted Stock Units Earned(2)	Total(3)	Weighted Average Basic Shares	Burn Rate(4)
2017	511,858	1,397,590	766,457	—	1,909,448	78,592,000	4.2%
2016	238,580	678,256	343,664	321,157	1,237,993	78,669,000	2.8%
2015	248,562	754,862	429,659	—	1,003,424	83,980,000	2.1%
Three-Year Average							3.0%

(1)

Reflects the target amount of restricted stock units that are subject to performance criteria and thus not included in the calculation of burn rate. In April 2018 the Committee certified the earned amount of performance-based restricted stock units granted in 2015 at the 75.3% of target payout level. For further information regarding these awards, including the payout status of performance-based restricted stock units granted in 2016 and 2017, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance-Based Restricted Stock Units” on page 35.

(2)

For 2016, reflects performance-based restricted stock units that were granted in 2014 and subject to a two-year performance period beginning on the first day of the Company’s 2014 fiscal year and ending on the last day of the Company’s 2015 fiscal year. The Committee certified the earned amount of these awards at the 76.7% of target payout level in March 2016.

(3)	Reflects the sum of (i) options granted, (ii) time-based restricted stock units granted, and (iii) performance-based restricted stock units earned.
(4)

Burn rate was calculated by dividing the number of stock options granted plus time-based restricted stock units granted and the number of performance-based restricted stock units earned in each fiscal year (using a multiplier of 2x for full value shares) by the weighted average basic common shares outstanding as of each year's fiscal year end.

Information About Enhancements Made to the 2018 Plan

Since the 2010 Plan was first adopted in connection with our IPO, we have made several enhancements to the 2010 Plan to reflect what we believe to be best practices in corporate governance. The 2018 Plan incorporates these concepts and also includes several other enhancements which are practices the Company already follows but were not explicitly stated in the 2010 Plan. These enhancements include a prohibition on liberal share recycling, a one-year minimum vesting requirement (subject to a de-minimus carve-out), and a prohibition on the payment of dividends on unvested equity.

Description of the Express, Inc. 2018 Incentive Compensation Plan

The following is a summary of the material terms of the 2018 Plan. Such description is qualified by reference to the full text of the 2018 Plan, which is appended hereto as Appendix B.

The 2018 Plan provides for grants of stock options, stock appreciation rights, restricted stock, performance awards, and other stock-based and cash-based awards. Independent directors, officers, and other employees of us and our affiliates, as well as others performing consulting or advisory services for us or our affiliates, are eligible for grants under the 2018 Plan. The purpose of the 2018 Plan is to provide incentives that will attract, retain, and motivate high performing officers, directors, employees, and consultants who can contribute to long-term value creation for the Company and its stockholders.

63	www.express.com

Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

ADMINISTRATION

The 2018 Plan is administered by the Committee. Among the Committee’s powers are to determine the form, amount, and other terms and conditions of awards, clarify, construe, or resolve any ambiguity in any provision of the 2018 Plan or any award agreement, amend the terms of outstanding awards, and adopt such rules, forms, instruments, and guidelines for administering the 2018 Plan as it deems necessary or proper. All actions, interpretations, and determinations taken in good faith by the Committee or by our Board are final and binding.

The Committee has full authority to administer and interpret the 2018 Plan, to grant discretionary awards under the 2018 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award and to make all other determinations in connection with the 2018 Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

SHARES AVAILABLE IN THE 2018 PLAN

Upon approval of the 2018 Plan, an aggregate of 2,400,000 shares of Common Stock will be available for issuance and transfer under the 2018 Plan. In addition, if the 2018 Plan is approved, the 1,524,507 shares that remain available for awards under the 2010 will cease to be available under the 2010 Plan and become available under the 2018 Plan. In the event awards under the 2018 Plan, or awards currently outstanding under the 2010 Plan, expire, terminate, or are canceled, the shares that were subject to such awards will again be available under the 2018 Plan.

ELIGIBILITY FOR PARTICIPATION

Independent members of our Board, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the 2018 Plan. The selection of participants is within the sole discretion of the Committee. The number of persons eligible to participate in the 2018 Plan is currently estimated to be approximately 6 independent members of our Board, and approximately 150 employees of us, our subsidiaries, and affiliates. The Company does not anticipate making any awards to consultants under the 2018 Plan.

AWARD AGREEMENTS

Awards granted under the 2018 Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions, and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change-in-control or conditions regarding the participant’s employment, as determined by the Committee in its sole discretion.

STOCK OPTIONS

The Committee may grant non-qualified stock options to purchase shares of our common stock to any eligible participant and incentive stock options to purchase shares of our common stock only to eligible employees. The Committee determines the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a stockholder holding at least ten percent of our outstanding Common Stock (a “10% stockholder”), the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or non-qualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110.0% of such share’s fair market value. Stock options are exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	64

Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

STOCK APPRECIATION RIGHTS

The Committee may grant stock appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”) or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR is the exercise price per share of the related option in the case of a Tandem SAR and is the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change-in-control, as defined in the 2018 Plan, or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

RESTRICTED STOCK

The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares. Any dividends paid with respect to such restricted stock is deferred until and contingent upon the expiration of the applicable restriction period and vesting of the award.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals and the criteria or date or dates on which such restrictions will lapse. The performance goals for performance-based restricted stock may be based on one or more of the objective criteria set forth on Exhibit A to the 2018 Plan and are discussed in general below.

PERFORMANCE AWARDS

The Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. Based on service, performance, and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

OTHER STOCK-BASED AWARDS

The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, stock equivalent units, restricted stock units, and deferred stock units under the 2018 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The performance goals for performance-based other stock-based awards may be based on one or more of the objective criteria set forth on Exhibit A to the 2018 Plan and discussed in general below.

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Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

OTHER CASH-BASED AWARDS

The Committee may grant a cash-based award to a participant in such amount, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Committee may determine.

PERFORMANCE GOALS

The Committee may grant awards that are based upon satisfaction of objective performance criteria. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more objective measurements, including but not limited to the following: (1) earnings per share; (2) operating income; (3) gross income; (4) net income (before or after taxes); (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) revenue growth; (21) annual recurring revenues; (22) recurring revenues; (23) license revenues; (24) sales or market share; (25) total shareholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (28) the fair market value of a share of our common stock; (29) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (30) reduction in operating expenses; (31) comparable sales, comparable store sales, e-commerce sales; (32) inventory turnover or shrinkage; (33) free cash flow; (34) cash flow from operations; or (35) strategic or operational business criteria, consisting of one or more objectives based on meeting geographic expansion or new concept development goals; new store openings or other changes in store count; cost savings targets; customer satisfaction; human resources goals, including employee engagement, staffing, training and development, and succession planning; implementation or development of new or enhanced technology systems and capabilities; omni-channel goals; marketing goals; merchandising goals; sustainability goals; and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures. Any of the foregoing performance measures may be used to measure the performance of the Company as a whole, one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures as the Committee may deem appropriate.

The Committee may also exclude the impact of an event or occurrence which it determines should be appropriately excluded, including: (1) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Committee, in its sole discretion. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division, or other operational unit, under one or more of the measures described above and/or relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend those criteria.

REASONABLE INDIVIDUAL LIMITATIONS FOR NON-EMPLOYEE DIRECTORS

The aggregate value of all compensation paid or granted to any individual for service as a non-employee director during any calendar year, including awards granted under the 2018 Plan and cash fees paid by us, will not exceed $600,000, calculating the value of any awards granted during such calendar year based on the grant date fair value of such awards for financial reporting purposes, other than with respect to any special compensation paid to any non-employee director for his or her service as Chairman of the Board.

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Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

CHANGE-IN-CONTROL

In connection with a change-in-control, as defined in the 2018 Plan, the Committee may, in its sole discretion, accelerate vesting of or lapse of restrictions on outstanding awards under the 2018 Plan. In addition, such awards may be, in the discretion of the Committee, (1) assumed and continued or substituted in accordance with applicable law or (2) purchased by us or an affiliate for an amount equal to the excess of the price of a share of our common stock paid in a change-in-control over the exercise price of the award(s).

AMENDMENT AND TERMINATION

Notwithstanding any other provision of the 2018 Plan, our Board may at any time amend any or all of the provisions of the 2018 Plan, or suspend or terminate it entirely, retroactively, or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2018 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension, or termination may not be adversely affected without the consent of such participant.

TRANSFERABILITY

Awards granted under the 2018 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

EFFECTIVE DATE

The 2018 Plan was adopted by the Board as of April 30, 2018, and will become effective only upon approval by stockholders.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2018 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security, or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Non-Qualified Stock Options. A recipient will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

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Approval of the Express, Inc. 2018 Incentive Compensation Plan (Proposal No. 4)

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1.0 million limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the 2018 Plan may be subject to the requirements of Section 409A of the Code (regarding non-qualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change-in-control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

The 2018 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2018 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXPRESS, INC. 2018 INCENTIVE COMPENSATION PLAN.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	68

Other Matters

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named as a proxy will vote as recommended by the Board or, if no recommendation is given, in his or her discretion on such matters.

Additional Information

Proxy Solicitation Expenses

We will pay the expense of preparing, assembling, printing, and mailing the proxy statement, proxy card, and other related materials used in the solicitation of proxies. We have retained Innisfree M&A Inc. (“Innisfree”) to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Innisfree $12,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Officers and regular associates of Express may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, e-mail, or other electronic means.

Stockholder Proposals for Inclusion in the 2019 Annual Meeting Proxy Statement

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2019 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be submitted in writing to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 and must be received no later than January 3, 2019 unless the date of our 2019 annual meeting is changed by more than 30 days from June 13, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Other Stockholder Proposals

Our Bylaws require that any stockholders who intend to present an item of business, including nominees for election as directors, at the 2019 annual meeting (other than a stockholder proposal submitted for inclusion in our 2019 proxy statement) must provide notice of such business to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 between Wednesday, February 13, 2019 and the close of business on Friday, March 15, 2019. The notice must contain the information required by our Bylaws, which are posted on our website.

Electronic Delivery

Instead of receiving the Notice of Internet Availability or paper copies of our Annual Report and proxy statement in the mail, registered stockholders can elect to receive these communications electronically. For additional information and to elect this option, please access www.computershare.com/investor.

Many brokers and banks also offer electronic delivery of proxy materials to their clients. If you are a beneficial stockholder, you may contact your broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications Services, you can elect to receive future proxy materials electronically at www.investordelivery.com.

Delivery of Proxy Materials to Households

We have adopted a procedure called “householding,” which has been approved by the SEC. Accordingly, we may only deliver one copy of the Notice of Internet Availability, and if you requested printed versions by mail, one copy of this proxy statement and one copy of our Annual Report to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. Stockholders who share an address to which printed copies of this proxy statement and Annual Report have been delivered, will continue to receive separate proxy cards. If you are a stockholder, share an address and last name with one or more other stockholders, and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

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Additional Information

A number of brokerage firms have instituted householding. If you hold your shares through a broker, bank, or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Incorporation by Reference

Neither the Compensation and Governance Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Code of Conduct, and Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments and exhibits to those reports filed with the SEC, our Code of Conduct, our Corporate Governance Guidelines, the charters of the Audit and the Compensation and Governance Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the investor relations section of our website, at www.express.com/investor, or may be requested in print, at no cost, by telephone at (888) 423-2421, by e-mail at IR@express.com, or by mail at Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

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Appendix A

Information About Non-GAAP Financial Measures

Adjusted operating income, adjusted EPS, and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), are supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. In each case, the reported GAAP measures or EBITDA are adjusted to eliminate the impact of certain non-core items. We believe that these non-GAAP measures provide additional useful information to assist stockholders in understanding our financial results and assessing our prospects for future performance. Management believes adjusted operating income, adjusted diluted earnings per share, and adjusted EBITDA are important indicators of our business performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operating results, and provide a better baseline for analyzing trends in our business. In addition, adjusted operating income and adjusted EBITDA were used to determine payouts under the Company’s short-term cash incentive compensation program in 2017 and adjusted EPS is used to determine the number of restricted stock units earned for purposes of the Company’s performance-based long-term incentive program. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported operating income, reported diluted earnings per share, or net income. These adjusted financial measures reflect an additional way of viewing our operations that, when viewed with our GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following tables present: reconciliations of adjusted operating income and adjusted EBITDA for Spring and Fall of 2017, which were used for purposes of determining payouts under the Company’s seasonal short-term cash incentive program in 2017, to reported operating income and net income, respectively; reconciliations of adjusted diluted EPS for 2017, 2016, and 2015, which are used for purposes of determining the number of restricted stock units earned for purposes of the Company’s performance-based long-term incentive program, to reported EPS; and a reconciliation of 2017 adjusted operating income to reported operating income. No adjustments were made to operating income in 2015 or 2016.

($ in thousands)	Spring 2017	Fall 2017
GAAP Operating Income/(Loss)	$(25,628)	$55,368
Impact of Canadian Exit	$23,893	$258
Adjusted Operating Income	$(1,735)	$55,626

($ in thousands)	Spring 2017	Fall 2017
GAAP Net Income	$(16,333)	$35,699
Impact of Canadian Exit	$23,893	$258
Income Tax Benefit - Canadian Exit	$(12,371)	$304
Impact of Tax Reform		$(3,051)
Adjusted Net Income	$(4,811)	$33,210
Depreciation and Amortization	$44,934	$49,330
Net Interest	$1,493	$749
Provision for income taxes	$2,120	$21,667
Adjusted EBITDA	$43,736	$104,956

	2017
(in thousands, except per share amounts)	Operating Income	Net Income	Diluted Earnings Per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$29,740	$19,366	$0.25	78,870
Impact of Canadian Exit	$24,151	$24,151	$0.31
Income Tax Benefit - Canadian Exit		$(12,067)	$(0.15)
Impact of Tax Reform		$(3,051)	$(0.04)
Adjusted Non-GAAP Measure	$53,891	$28,399	$0.36

	2016
(in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$57,417	$0.73	79,049
Interest Expense(a)	$11,354	$0.14
Income Tax Benefit(b)	$(4,428)	$(0.06)
Adjusted Non-GAAP Measure	$64,343	$0.81

(a)

Represents non-core items related to the amendment of the Times Square Flagship store lease discussed in Note 5 of the Company’s financial statements included in its Annual Report for the year ended February 3, 2018.

(b)	Items were tax affected at our statutory rate of approximately 39% for 2016.

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Appendix A

	2015
(in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$116,513	$1.38	84,591
Interest Expense(a)	$9,657	$0.11
Income Tax Benefit(b)	$(3,741)	$(0.04)
Adjusted Non-GAAP Measure	$122,429	$1.45

(a)

Includes the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount related to the redemption of all $200.9 million of our Senior Notes.

(b)	Items were tax affected at our statutory rate of approximately 39% for 2015.

EXPRESS Notice of 2018 Annual Meeting of Stockholders	72

Appendix B

EXPRESS, INC. 2018 INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

The purpose of this Express, Inc. 2018 Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1“Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.3“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award or Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award. Evidence of an Award may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

2.5“Board” means the Board of Directors of the Company.

2.6“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s, dishonesty, fraud, moral turpitude, willful misconduct or refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7“Change in Control” has the meaning set forth in 11.2.

2.8“Change in Control Price” has the meaning set forth in Section 11.1.

2.9“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10“Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

2.12“Company” means Express, Inc., a Delaware corporation, and its successors by operation of law.

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Appendix B

2.13“Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates; provided that such person satisfies the Form S-8 definition of an “employee.”

2.14“Detrimental Activity” means, unless otherwise determined by the Committee, in the applicable Award Agreement: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information, trade secrets or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any customer or prospective customer of the Company or its Affiliates at the time of a Participant’s Termination, without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or (f) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). For purposes of sub-sections (a), (c), and (d) above, the General Counsel, Chief Operating Officer, Senior Vice President of Human Resources or the Chief Executive Officer of the Company shall have authority to provide the Participant, except for himself or herself, with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.15“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16“Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.17“Effective Date” means the effective date of the Plan as defined in Article XV.

2.18“Eligible Employee” means each employee of the Company or an Affiliate.

2.19“Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.21“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.22“Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

2.23“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24“Merger Event” has the meaning set forth in Section 4.2(b).

2.25“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.26“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

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2.27“Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.28“Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.29“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.30“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.31“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.32“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.33“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.34“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.35“Plan” means this Express, Inc. 2018 Incentive Compensation Plan, as amended from time to time.

2.36“Prior Plan” means the Express, Inc. 2010 Incentive Compensation Plan, as amended and restated from time to time.

2.37“Reference Stock Option” has the meaning set forth in Section 7.1.

2.38“Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.39“Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.40“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.41“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.42“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.43“Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.45“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46“Substitute Award” has the meaning set forth in Section 4.4.

2.47“Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.48“Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Stock Option to Section 409A of the Code.

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2.51“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Stock Option to Section 409A of the Code.

2.53“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. In the event that any member of the Committee does not qualify as a “non-employee director” for purposes of Section 16 of the Exchange Act, then all compensation that is intended to be exempt from Section 16 will also be approved by the Board or a subcommittee made up of members of the Board who qualify as non-employee directors.

3.2Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock or the amount of cash to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(g) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(i) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(j) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

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3.3Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chair and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE LIMITATION

4.1Shares.

(a) Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 2,400,000, plus (i) any shares of Common Stock that are available under the Prior Plan as of the Effective Date, plus (ii) any shares of Common Stock that are subject to an award under the Prior Plan that lapses, expires, terminates, or is canceled on or following the Effective Date. No additional awards shall be made under the Prior Plan on or after the Effective Date. The shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 2,400,000 shares.

(b) If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan or any award under the Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of

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Common Stock underlying any such unexercised Award shall be available for the purpose of Awards under the Plan; provided, however, that (i) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, and (ii) in the case of the exercise of Stock Appreciation Rights, the number of shares counted against the aggregate share limitations set forth under Sections 4.1(a) shall be the full number of shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of shares actually used to settle such Stock Appreciation Right.

(c) If any Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant or similar awards under the Prior Plan expire or are terminated, surrendered or canceled, or are forfeited in whole or in part for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan.

(d) If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, only the shares covered by the Option, and not the shares covered by the Tandem Stock Appreciation Right or the Limited Stock Appreciation Right, shall be so counted against the maximum number of shares of Common Stock which may be issued under the Plan, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan.

(e) Except as provided herein, any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

(f) Shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not increase the number of shares available for future grant of Awards.

(g) Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(h) With respect to Non-Employee Directors, the aggregate value of all compensation paid or granted to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted under this Plan and cash fees paid by the Company to such Non-Employee Director outside of the Plan, shall not exceed six hundred thousand dollars ($600,000), calculating the value of any Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes, excluding special compensation paid to any Non-Employee Director when serving as Chairman of the Board.

4.2Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event that affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan (a “Section 4.2 Event”), the Committee shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option or any Stock Appreciation Right. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. If the Company enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Committee may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Merger Event. Upon receipt by any affected Participant of any such substitute Award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event or Merger Event (an “Other Extraordinary Event”), then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event, Merger Event, or any Other Extraordinary Event.

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(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a Merger Event in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, in addition to its rights under Article XI herein, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Awards that provide for a Participant elected exercise, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 10 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested Awards that are then outstanding, but any such exercise shall be contingent on the consummation of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.4Substitute Awards and Shares Issuable Under Acquired Company Plans.

(a) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not be counted against or otherwise reduce the number of Available Shares under the Plan. For purposes of this Section 4.4, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Individuals or whose awards are assumed or substituted as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

(b) If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Available Shares under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

ARTICLE V
ELIGIBILITY AND MINIMUM VESTING

5.1General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non- Employee Director, respectively.

5.4Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, except with respect to a maximum of five percent (5%) of the aggregate number of available shares initially reserved for issuance under the Plan, subject to adjustment as provided in Section 4.2, no Award payable in Common Stock (other than a Substitute Award and Awards a non-employee director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee director’s cash compensation) may provide for vesting sooner than twelve (12) months from the grant date thereof or may be subject to a Performance Period that is less than

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twelve (12) months, as applicable, other than in connection with a Change in Control or, with respect to any Participant, in connection with the death or Disability of such Participant.

5.5Dividends and Dividend Equivalents on Unvested Awards.  To the extent any Award provides for the payment of dividends or crediting of dividend equivalents, in no event will such dividends or dividend equivalents attributable to unvested Awards be paid unless and before the underlying Award has become vested pursuant to its terms.

ARTICLE VI
STOCK OPTIONS

6.1Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option (other than a Substitute Award) shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at the time of grant, the Option agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Option (whether vested or unvested), all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date that the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter

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that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non- Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee. Notwithstanding anything herein to the contrary, without the consent of stockholders, the Committee may not (i) lower the strike price of a Stock Option after it is granted, or take any other action with the effect of lowering the strike price of a Stock Option after it is granted, or (ii) permit the cancellation of a Stock Option in exchange for another Award.

(m) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

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7.2Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right (other than a Substitute Award) shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent that the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right (other than a Substitute Award) shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

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(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

ARTICLE VIII
RESTRICTED STOCK

8.1Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event that the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock which had vested in the period referred to above.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Express, Inc. (the “Company”) 2018 Incentive Compensation Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated [_______]. Copies of such Plan and Agreement are on file at the principal office of the Company.”

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(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to vote such shares, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares, and the right to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested. If dividends or distributions are paid in shares of Common Stock, such shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares, if any, shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX
PERFORMANCE AWARDS

9.1Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

Unless otherwise determined by the Committee at grant, each Performance Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of the Performance Award, the Committee may direct (at any time within one year thereafter) that all of the unvested portion of the Performance Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain that the Participant realized from any Performance Award that had vested in the period referred to above.

9.2Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2 (c) are achieved and the percentage of each Performance Award that has been earned.

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(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards.  The Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(d) Dividends. Amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant unless otherwise determined by the Committee at the time of grant; provided, however, in all events any dividend or dividend equivalents attributable to such Performance Award will be subject to the same vesting requirements as the underlying Performance Award, and shall be paid only at the time the Performance Award becomes vested.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount other than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

  The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

10.2Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award (as determined at the time of the Award by the Committee in its sole discretion) unless otherwise determined by the Committee at the time of grant; provided, however, in all events any dividends or dividend equivalents attributable to such Award will be subject to the same vesting requirements as the underlying Award and shall only be paid at the time the Award becomes vested.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such

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minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

10.4Detrimental Activity. Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise, distribution or settlement of any Other Stock-Based Award and/or Other Cash-Based Award, such Other Stock-Based Awards and/or Other Cash-Based Awards held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise, distribution or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date of exercise, distribution, or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, settlement, or distribution, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise, distribution or settlement (whether at the time of exercise, distribution or settlement or thereafter).

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

11.1Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefore or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same amount and form distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards (if applicable). For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction)

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in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of any such award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

12.1Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4; (v) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award;(vi) cancel any Stock Options or Stock Appreciation Rights at a time when its Exercise Price exceeds Fair Market Value in exchange for cash, shares of Common Stock, or other Awards or (vii) require stockholder approval in order for the Plan to continue to comply with the provisions of Section 422 of the Code applicable to Incentive Stock Options. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

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14.3No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.4Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Unless not permitted by the Committee at the time of grant of an Award or thereafter, and subject to any rules established by the Committee, the Participant shall be able to satisfy any statutorily required withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, and shall be permitted similarly to satisfy additional tax withholding above the statutory minimum applicable withholding amounts; provided, however, that the Participant shall not be entitled to deliver such additional shares if it would cause adverse accounting or tax consequences for the Company.

14.5No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall

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be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

14.17Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the

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public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22Special Rule Related to Securities Trading Policy. The Company has established (or may from time to time establish) a securities trading policy (the ‘‘Policy’’) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Participants are or may be prohibited from trading Common Stock or other securities of the Company except during certain ‘‘window periods’’ as described in the Policy. If, under the terms of an Agreement, the last day on which a Stock Option or Stock Appreciation Right can be exercised falls on a date that is not, in the opinion of counsel to the Company, within a window period permitted by the Policy, the applicable exercise period shall automatically be extended by this Section 14.22 until the second business day of, in the opinion of counsel to the Company, a window period under the Policy, but in no event beyond the expiration date of the Stock Option or Stock Appreciation Right. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure when possible without extending the exercise period beyond the expiration date that in no event shall the term of any Stock Option or Stock Appreciation Right expire except during a window period.

14.23Recoupment A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.24Non-U.S. Laws.   The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

14.25Code Section 162(m). For the avoidance of doubt, the provisions of this Plan is not intended, and shall not be interpreted, to modify any awards granted in the Prior Plan or any written binding contract in effect as of November 2, 2017 to the extent such modification would result in a loss of deductibility under Code Section 162(m).

ARTICLE XV
EFFECTIVE DATE OF PLAN

The Plan shall become effective on the date of the Company’s 2018 Annual Meeting of Stockholders, subject to approval at such meeting by stockholders eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted and other laws, regulations and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained.

ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII
NAME OF PLAN

This Plan shall be known as the “Express, Inc. 2018 Incentive Compensation Plan.”

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Appendix B

EXHIBIT A
PERFORMANCE GOALS

Performance Goals with respect to Performance Awards may be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable), in objective measurement, including but not limited to, the following:

•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth;
•	annual recurring revenues;
•	recurring revenues;
•	license revenues;
•	sales or market share;
•	total shareholder return;
•	economic value added;
•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a share of Common Stock;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;
•	reduction in operating expenses;
•	comparable sales, comparable store sales, e-commerce sales;
•	inventory turnover or shrinkage;

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•	free cash flow;
•	cash flow from operations; or
•

strategic or operational business criteria, consisting of one or more objectives based on meeting geographic expansion or new concept development goals; new store openings or other changes in store count; cost savings targets; customer satisfaction; human resources goals, including employee engagement, staffing, training and development and succession planning; implementation or development of new or enhanced technology systems and capabilities; omni-channel goals; marketing goals; merchandising goals; sustainability goals; and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

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Driving Directions to Annual Meeting

Directions to Express, Inc. corporate headquarters located at 1 Express Drive, Columbus, Ohio 43230:

From the North

Take I-71 South to 270 South. Take I-270 South for approximately 5.4 miles to the Morse Road exit (#32). Turn left at the end of exit ramp onto Morse Road. Pass under the interstate. Make your first right onto Express Drive through Gate 1 and follow signs.

From the South

Take I-71 North to I-670 East to I-270 North. Take I-270 North for approximately 3 miles to the Morse Road exit (#32). At the end of the exit ramp, turn right onto Morse Road and make your first right onto Express Drive through Gate 1 and follow signs.

From the East

Take I-70 West to I-270 North. Follow I-270 North approximately 6 miles to the Morse Road exit (#32). At the end of the exit ramp, turn right onto Morse Road and make your first right onto Express Drive through Gate 1 and follow signs.

From the West

Take I-70 East to I-71 North. Follow I-71 North for approximately .8 miles to I-670 East. Take I-670 East to I-270 North. Take I-270 North for approximately 3 miles to the Morse Road exit (#32). At the end of the exit ramp, turn right onto Morse Road and make your first right onto Express Drive through Gate 1 and follow signs.

From Port Columbus Airport

Take Airport Road out of Port Columbus to I-670 East. Take I-670 East to I-270 North. Take I-270 North for approximately 3 miles to the Morse Road exit (#32). At the end of the exit ramp, turn right onto Morse Road and make your first right onto Express Drive through Gate 1 and follow signs.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  0 0 0  0 0 0  0 0 0  0 0 0  0 0 0  0 0 0  0000370404_1 R1.0.1.17  EXPRESS, INC.  1 EXPRESS DRIVE  COLUMBUS, OH 43230  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the  instructions to obtain your records and to create an electronic voting instruction  form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy cards  and annual reports electronically via e-mail or the Internet. To sign up for  electronic delivery, please follow the instructions above to vote using the Internet  and, when prompted, indicate that you agree to receive or access proxy materials  electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time the day before the meeting date. Have your proxy card in hand  when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR  the following:  1. Election of Class II Directors.  Nominees For Against Abstain  1. Michael F. Devine  2. David Kornberg  3. Mylle Mangum  The Board of Directors recommends you vote FOR  the following proposals: For Against Abstain  2. Advisory vote to approve executive compensation  (say-on-pay).  3. Ratification of PricewaterhouseCoopers LLP as  Express, Inc.'s independent registered public  accounting firm for 2018.  4. Approval of the Express, Inc. 2018 Incentive  Compensation Plan.  NOTE: Also includes authorization of the named  proxies to vote in their discretion upon such other  business as may properly come before the meeting or  any adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name, by authorized officer.

0000370404_2 R1.0.1.17  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/  are available at www.proxyvote.com  EXPRESS, INC.  Annual Meeting of Stockholders  June 13, 2018 8:30 a.m., EDT  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) David Kornberg and Lacey Bundy, or either of them, as proxies, each with the power to appoint his  or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of  common stock of Express, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m.,  EDT, on June 13, 2018 at the Express, Inc. corporate headquarters located at 1 Express Drive, Columbus, Ohio 43230, and any  adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in  accordance with the recommendations of the Board of Directors.  Continued and to be signed on reverse side